UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant	☒	Filed by a party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Marin Software Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 4, 2023
To our stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Marin Software Incorporated (the “Annual Meeting”). The Annual Meeting will be held as a virtual meeting on Thursday, May 18, 2023, at 9:30 a.m. (Pacific Daylight Time) via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MRIN2023, where you will be able to listen to the Annual Meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2022, and proxy card, each of which is enclosed.
Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.
If you attend the Annual Meeting via the live webcast, you will be able to vote and submit questions during the Annual Meeting by using the control number located on your proxy card.
We appreciate your continued support.
Sincerely,

Christopher Lien
Chief Executive Officer

MARIN SOFTWARE INCORPORATED
845 Market Street, Suite 450
San Francisco, California 94103
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 18, 2023 at 9:30 a.m. Pacific Daylight Time
Place:	Virtual meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MRIN2023 (the “Annual Meeting”)
Items of Business:	1.
Elect two Class I directors of Marin Software Incorporated, each to serve until the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

	2.	Vote to approve our Amended and Restated 2013 Equity Incentive Plan.
	3.	Vote to approve our Amended and Restated 2013 Employee Stock Purchase Plan.
	4.	Vote, on a non-binding advisory basis, on the compensation paid by us to our named executive officers for the year ended December 31, 2022.
	5.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
	6.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the Annual Meeting.
Record Date:	Only stockholders of record at the close of business on March 27, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Proxy Voting:
Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact the Marin Software Investor Relations Department through our website at http://investor.marinsoftware.com/contact-ir or, if you are a registered holder, through our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by email at shareholder@broadridge.com, through its website at www.shareholder.broadridge.com or by phone at (800) 690-6903.

This Notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 4, 2023. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 18, 2023: Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.
By Order of the Board of Directors,

Christopher Lien
Chief Executive Officer
San Francisco, California
April 4, 2023

MARIN SOFTWARE INCORPORATED
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

MARIN SOFTWARE INCORPORATED
845 Market Street, Suite 450
San Francisco, California 94103
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
April 4, 2023
GENERAL INFORMATION

Information about Solicitation and Voting
The accompanying proxy is solicited on behalf of Marin Software Incorporated’s board of directors (the “Board”) for use at the 2023 Annual Meeting of Stockholders of Marin Software Incorporation (“we,” “our,” “us” or the “Company”) to be held on May 18, 2023, at 9:30 a.m. Pacific Daylight Time (the “Meeting”), and any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 4, 2023. Our Annual Report on Form 10-K for the year ended December 31, 2022 is enclosed with this proxy statement. Electronic copies of this proxy statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.
Information About the Meeting
Purpose of the Meeting
You are receiving this proxy statement because the Board is soliciting your proxy to vote your shares of common stock at the Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.
Record Date; Quorum
Record Date. Only holders of record of our common stock at the close of business on March 27, 2023 (the “Record Date”), will be entitled to vote at the Meeting. At the close of business on March 27, 2023, we had 17,240,098 shares of our common stock outstanding and entitled to vote. For ten (10) days prior to the Meeting, a complete list of the stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose relating to the Meeting by emailing a request to legal@marinsoftware.com.
Quorum. The holders of one-third of the voting power of the shares of our common stock entitled to vote at the Meeting as of the Record Date must be present at the Meeting in order to hold the Meeting and conduct business. This presence is called a quorum. Your shares of our common stock are counted as present at the Meeting if you are present and vote in person at the Meeting or if you have properly submitted a proxy.
Voting Rights
In deciding all matters at the Meeting, each holder of shares of our common stock is entitled to one vote for each share of our common stock held at the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares of our common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Meeting or vote by telephone or by Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares of our common stock were held in an account with a brokerage firm, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares of our common stock held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares of our common stock is considered the stockholder of record for purposes of voting at the Meeting. Because you are not the stockholder of record, you may not vote your shares of our common stock at the Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Meeting.
Broker Non-Votes: “Broker non-votes” occur when shares of our common stock held by a broker, bank, trustee, or other nominee for a beneficial owner are not voted either because (i) the broker, bank, trustee, or other nominee did not receive voting instructions from the beneficial owner, or (ii) the broker, bank, trustee, or other nominee lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, bank, trustee, or other nominee, the broker, bank, trustee, or other nominee that holds your shares of our common stock will not be authorized to vote on any proposal other than Proposal 5 concerning the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Accordingly, we encourage you to provide voting instructions to your broker, bank, trustee, or other nominee, whether or not you plan to attend the Meeting.
Abstentions: Abstentions (i.e., shares of our common stock present at the Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present, and, in the case of Proposals Nos. 2 through 5, abstentions have the same effect as a vote against the proposal, while in Proposal 1 they have no effect on the outcome.
Required Vote
The following table summarizes the minimum votes needed to approve each proposal and the effect of abstentions, withhold votes and broker non-votes.
Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions or Withhold Votes	Effect of Broker- Non Votes
1	Election of Directors	Nominees receiving the highest number of “For” votes will be elected.	No effect.	No effect.
2	Approval of Amended and Restated 2013 Equity Incentive Plan	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote.	Vote against.	No effect.
3	Approval of Amended and Restated 2013 Employee Stock Purchase Plan	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote.	Vote against.	No effect.
4	Non, binding, advisory vote on 2022 named executive officer compensation	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote.	Vote against.	No effect.
5	Ratification of selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote.	Vote against.	Not applicable.*
*
This proposal is considered to be a routine matter and therefore if you do not provide voting instructions and hold your shares in street name, your broker will have the discretion to vote your shares.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board recommends that you vote as follows:
Proposal Number	Proposal Description	Vote Options	Board Recommendation
1	Election of Directors	For all nominees Withhold for all or one nominee	FOR all nominees
2	Approval of Amended and Restated 2013 Equity Incentive Plan	For Against Abstain	FOR
3	Approval of Amended and Restated 2013 Employee Stock Purchase Plan	For Against Abstain	FOR
4	Non-binding, advisory vote on 2022 named executive officer compensation	For Against Abstain	FOR
5	Ratification of selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023	For Against Abstain	FOR
None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
vote at the Meeting—by following the instructions at www.virtualshareholdermeeting.com/MRIN2023, where stockholders may vote and submit questions during the Meeting. The Meeting starts at 9:30 a.m. Pacific Daylight Time on May 18, 2023. Please have your 16-Digit Control Number to join the Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•	vote via telephone or the Internet—in order to do so, please follow the instructions shown on your proxy card; or
•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Daylight Time on May 17, 2023. Submitting your proxy, whether via the Internet, by telephone or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee that will describe how to direct your nominee how to vote your shares. For Proposal No. 1, you may either vote “FOR” all of the nominees, “WITHHOLD” your vote with respect to all nominees, or “FOR” all nominees except for any of the nominees that you specify. For Proposals Nos. 2 through 5, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares of our common stock should be voted on a particular proposal at the Meeting, your shares of our common stock will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares of our common stock in street name, and your broker, bank, trustee, or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares of our common stock that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Meeting.

If you receive more than one proxy card, your shares of our common stock are registered in more than one name or are registered in different accounts. To make certain all of your shares of our common stock are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, the Company and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. We have hired Alliance Advisors LLC to act as our proxy solicitor in conjunction with the Meeting. For these services, we will pay Alliance Advisors LLC a fee of $9,600, plus certain agreed fees based on the levels of services provided by them and amounts to cover certain agreed expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
Any person signing a proxy card in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. Registered holders may revoke a proxy by (1) signing and returning a proxy card with a later date, (2) delivering a written notice of revocation to Broadridge, 51 Mercedes Way, Edgewood, New York 11717, (3) voting again by telephone or over the Internet or (4) attending and voting at the Meeting (following the instructions at www.virtualshareholdermeeting.com/MRIN2023). The mere presence at the Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares of our common stock are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to revoke a proxy, the stockholder must contact that firm to revoke any prior voting instructions. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked at the Meeting.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Meeting. The preliminary voting results will be announced at the Meeting and posted on our website at http://investor.marinsoftware.com. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Meeting.
Information about the Virtual Meeting
You will be able to attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/MRIN2023, where you will be able to vote electronically and submit questions during the Meeting.
You will be able submit a question during the Meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/MRIN2023. If your question is properly submitted during the relevant portion of the meeting agenda, our Chief Executive Officer will lead the Q&A session and a response to your question will be provided during the live webcast. A webcast replay of the Meeting will also be archived on www.virtualshareholdermeeting.com/MRIN2023.
If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), our Chairperson will determine whether the Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/MRIN2023.
If you encounter technical difficulties accessing our Meeting or asking questions during the Meeting, a support line will be available on the login page of the virtual meeting website.

Additional Questions
If you have additional questions about the Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor, Alliance Advisors LLC as follows:
•	Phone (toll free): 800-429-6210
•	Email: MRIN@allianceadvisors.com

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth our expectations for directors, director independence standards, Board committee structure and functions, and other policies regarding our corporate governance. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at http://investor.marinsoftware.com, by clicking on “Corporate Governance Guidelines,” under “Corporate Governance.” Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of the Company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our Board and make such recommendations related thereto to our Board with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors shall designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our Board, and the chairperson, or if the chairperson is not present, the lead independent director chairs such meetings. The responsibilities of the chairperson or, if the chairperson and the chief executive officer are the same person, the lead independent director, include: presiding at executive sessions; serving as a liaison between the chairperson and the independent directors; and being available, under appropriate circumstances, for consultation and direct communication with stockholders. The lead independent director will also encourage and facilitate direct dialogue among all directors (particularly those with dissenting views) and management.
Our Board believes that our stockholders and the Company are best served by having Christopher Lien, our Chief Executive Officer, serve as chairperson of the Board and L. Gordon Crovitz serve as lead independent director. Our Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Lien’s extensive executive leadership and operational experience, including familiarity with our business as the Company’s founder. Our independent directors bring experience, oversight and expertise from outside of the Company, while Mr. Lien brings Company-specific experience and expertise. Our Board believes that this governance structure provides strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Our Board of Directors’ Role in Risk Oversight
Our Board, as a whole, has responsibility for risk oversight, although the committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal and compliance risks.
Each committee of the Board meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial and legal compliance risk exposures and monitors the steps management has taken to mitigate and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee reviews the leadership structure of our Board and management team.

The experience of our lead independent director, L. Gordon Crovitz, brings an important independent perspective on risk oversight for our board. Our lead independent director ensures that the Board is fulfilling its responsibilities in risk oversight by assisting the Board to identify risk and provide independent guidance to our CEO and members of our Board.
Independence of Directors
Our Board determines the independence of our directors by applying the applicable rules, regulations and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and relevant securities and other laws, rules and regulations regarding the definition of “independent.” These provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with the company which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.. They also specify various relationships that preclude a determination of director independence. Material relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.
Applying these standards, our Board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board considered, among other things, the relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Based upon this review, our Board has determined that all of the members of our Board and nominees, other than Mr. Lien, are currently independent as determined under applicable rules, regulations and listing standards of Nasdaq. All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation (including in connection with such member’s service as a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from the Company or any of its subsidiaries) or (ii) be an affiliated person of the Company or any of its subsidiaries. Members of the compensation committee also must satisfy a separate SEC independence requirement and a related Nasdaq listing standard relating to their affiliation with the Company and what advisory, consulting or other fees they may have received from us. Our Board has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by the Board. Copies of the charters for each committee are available by clicking on “Corporate Governance” in the “Investor Relations” section of our website, http://investor.marinsoftware.com. Members serve on these committees until their resignations or until otherwise determined by our Board.
Audit Committee
Our audit committee consists of Mr. Kinion, who is the chair of the audit committee, Mr. Crovitz and Ms. Mann. Ms. Middleton previously served as a member of the Audit Committee at the beginning of 2022 until her resignation from the committee in the first quarter of 2022. The composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of our audit committee is financially literate as required by Nasdaq listing standards. In addition, our Board has determined that each of Messrs. Kinion and Crovitz is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements and overseeing their work;

•	reviewing the continuing independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees and others to submit anonymously concerns about questionable accounting or audit matters;
•	considering and reviewing the adequacy of our disclosure controls and internal controls over financial reporting;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
Our compensation committee consists of Mr. Hutchison, who is the chair of the compensation committee, Ms. Middleton and Ms. Mann. The composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an outside director, as defined pursuant to Section 162(m) of the Code and is “independent” as defined pursuant to applicable Nasdaq rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:
•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•	reviewing and approving, or recommending to our Board the compensation of our directors;
•	reviewing and approving, or recommending to our Board the terms of any compensatory agreements with our executive officers;
•	administering our stock and equity incentive plans;
•	reviewing and approving, or making recommendations to our Board with respect to, cash-based and equity-based incentive compensation; and
•	reviewing our overall compensation strategy.
The compensation committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers, including the chief executive officer, and makes recommendations to our Board regarding the compensation of non-employee directors. The compensation committee may take into account the recommendations of the chief executive officer with respect to compensation of the other executive officers.
The compensation committee has delegated, in accordance with applicable law, rules and regulations and our certificate of incorporation and bylaws, to a plan grant administrator, the authority to make certain types of equity awards to service providers under our 2013 Equity Incentive Plan (the “EIP” or “2013 Plan”) pursuant to the terms of such plan and the equity award policy approved by our compensation committee. During fiscal 2022, the plan grant administrator consisted of the chief executive officer and the chief financial officer. In accordance with our equity award policy, any equity award granted by the plan grant administrator that vests solely based on continuous service, shall vest as follows: (i) with respect to options as to the first twenty-five percent (25%) of the shares subject to the option after the recipient completes twelve (12) months of continuous service from the date of grant and as to an additional 1/48th of the total shares subject to the option when the recipient completes each month of continuous service thereafter and (ii) with respect to all other equity awards as to the first twenty-five percent (25%) of the shares or units awarded after the recipient completes twelve (12) months of continuous service from the date of grant and as to an additional twenty-five percent (25%) of the total shares or units awarded when the recipient completes each year of continuous service thereafter.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Crovitz, who is the chair of the nominating and corporate governance committee, and Ms. Middleton. The composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Our nominating and corporate governance committee is responsible for, among other things:
•	identifying, evaluating, recruiting, and recommending candidates for membership on our Board, including considering any candidates that may be recommended by stockholders from time to time;
•	reviewing and recommending changes to our Corporate Governance Guidelines and Codes of Conduct and Business Ethics for Directors and for Employees;
•	reviewing proposed waivers of the Code of Conduct for Directors;
•	overseeing the process of evaluating the performance of our Board; and
•	assisting our Board on corporate governance matters.
The nominating and corporate governance committee charter provides that it will consider nominations properly submitted by a stockholder in accordance with the procedures as set forth in our bylaws. Additional information regarding the process for how candidates are selected for our Board by the nominating and corporate governance committee is set forth below under “Nominations to the Board of Directors.”
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during 2022 were Mr. Hutchison, Ms. Middleton and Ms. Mann. None of the members of our compensation committee in 2022 were at any time during 2022 or at any other time an officer or employee of the Company or any of its subsidiaries, and none had or has any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K, except as provided under the Related Party Transactions section below. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during 2022.
Board and Committee Meetings and Attendance
Our Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2022:
•	our Board held seven meetings and acted by unanimous written consent five times;
•	our audit committee held five meetings and acted by unanimous written consent one time;
•	our compensation committee held three meetings and acted by unanimous written consent three times; and
•	our nominating and corporate governance committee did not hold any meetings and acted by unanimous written consent two times.
None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by our Board and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served on the Board and any committee thereof).
Director Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each director to be present at our annual meetings of stockholders. All of our directors were present at our 2022 annual meeting of stockholders held on June 8, 2022.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Crovitz, is the presiding director at these meetings.

Communication with Directors
Stockholders and interested parties who wish to communicate with our Board, non-management directors as a group, a committee of our Board or a specific director (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary or by sending an email to our Board at Board@marinsoftware.com.
All communications are reviewed by the Corporate Secretary and provided to the directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board. The address for these communications is:
Marin Software Incorporated
c/o Corporate Secretary
845 Market Street, Suite 450
San Francisco, California 94103
Codes of Business Conduct and Ethics
We have adopted Codes of Business Conduct and Ethics that apply to all of our directors, officers and employees. Our Codes of Business Conduct and Ethics are posted on the “Investor Relations” section of our website located at http://investor.marinsoftware.com by clicking on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Codes of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) ACTIVITIES
This Environmental, Social and Governance (ESG) Activities section contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding our future environmental, social and governance (“ESG”) practices and initiatives. The actual ESG plans and initiatives that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this section. This section also includes information and data based on publications or reports generated by third parties or other publicly available information, as well as other information based on our internal sources.
We embrace our social responsibility as members of the global community. In 2022, we established a governance framework to review and monitor ESG matters. Under this framework, we established an executive steering committee comprised of our Chief Executive Officer, Chief Financial Officer and General Counsel to provide strategic direction for our ESG efforts under supervision of our nominating and corporate governance committee.
This year, we began using the Sustainability Accounting Standards Board (“SASB”) Sustainable Industry Classification System Standard for “Software and IT Services in the Technology and Communications Sector” (“SASB Software and IT Standard”) to guide some of our ESG priorities and disclosures. The SASB Software and IT Standard provides a framework of potentially relevant sustainability metrics for companies in the software and IT services industries.
Environmental Sustainability
Our commitment to corporate responsibility includes considering our environmental impact.
Our Offices
We believe in caring for our environment. As the COVID-19 pandemic forced our employees around the world to adapt quickly to working remotely, we took the opportunity to review our global operational footprint and to reimagine our real estate needs with an emphasis on, among other things, safety and sustainability.
We have reduced the office space that we occupy from a total of approximately 25,000 square feet in seven offices globally as of December 31, 2020, to a total of approximately 16,600 square feet in four offices globally as of December 31, 2021, and to a total of approximately 1,200 square feet in four offices globally as of December 31, 2022. In 2022, we vacated approximately 14,000 square feet of office space at our former corporate headquarters in San Francisco, and moved our corporate headquarters to a smaller co-working office space in San Francisco. Some of our employees also use other co-working office space from time to time.
Most of our employees in the United States and Europe now work primarily from home on a regular basis, reducing the environmental impact of commuting to an office on a regular basis.
Our Third-Party Datacenter Provider
We co-locate our servers and hosting equipment at a third-party datacenter in Las Vegas, Nevada that is owned and operated by Switch LLC. We believe that Switch is a leader in ESG matters in the datacenter industry. Switch publicly reports its Scope 1 and Scope 2 greenhouse gas emissions. According to Switch, all Switch datacenters have run on 100% renewable energy since 2016.
We monitor the power usage of our equipment at Switch’s datacenter. The power usage of our equipment at the datacenter averaged approximately 284 kilowatts in December 2022, as compared to approximately 340 kilowatts in December 2020 and approximately 290 kilowatts in December 2021.
Social Matters
Human Capital Resources
Our employees are our greatest asset. Our performance depends upon identifying, attracting, developing, motivating and retaining a highly skilled workforce in multiple areas, including engineering, sales and marketing, and customer service. Collectively, our employees have extensive experience and knowledge in digital marketing and we believe that we employ some of the top talent in our industry.

We have published additional information about our employee base and our compensation and benefits practices in our Annual Report on Form 10-K for the year ended December 31, 2022 under the caption “Business – Human Capital Resources”.
Diversity, Equity & Inclusion (“DEI”)
We are committed to fostering and embracing diversity, equity and inclusion in the workplace, promoting a culture in which all employees have the opportunity to fully participate and are valued for their distinctive skills, experiences and perspectives. We are committed to providing equal employment opportunities, and to making all recruiting, payment, performance and promotion decisions based on merit, without discrimination on the basis of gender, sexual orientation, age, family status, ethnic origin, nationality, disability or religious belief. We are proud to have a workforce that is diverse in background, knowledge, skill, and experience. We encourage our team members to form deeper relationships with those around them based on mutual respect, dignity, and understanding.
As of December 31, 2022 (all percentages below are approximate):
•	54% of our 177 employees were located in the United States, with 28% located in Europe and 18% located in Asia;
•	46% of our U.S. and European employees self-identify as an ethnicity other than White or Caucasian;
•	women constitute 35% of our full-time workforce;
•	22% of our employees at or above the Director level are women, as are 30% of all VPs and above;
•	women hold 29% of our technology roles; and
•	our Board includes two women.
In 2021 and 2022, 59% and 35%, respectively, of our new hires were women.
Employee Engagement
We believe that our success depends upon our employees understanding how their work contributes to our overall strategy and plans. To this end, we try to communicate with our workforce through a variety of channels and encourage open and direct communication.
As we have transitioned to having a workforce primarily concentrated in several offices around the world to having a workforce with most of our employees working remotely, we have implemented or adapted various measures to promote employee engagement and connection. We conduct weekly teleconference meetings with all employees to review developments in our business and to introduce new employees to the rest of the company. We hold quarterly all-hands teleconferences after the end of each quarter to highlight our business results for the recently completed quarter and to address employee questions. We also arrange seasonal get-togethers for employees, as well as periodic virtual events and one-one-one “donut” meetings between employees throughout the company.
Philanthropy
We encourage our employees to identify potential philanthropic programs that we and our employees may support through volunteering time or donations. We have supported The Arc of San Francisco, a learning and achievement center for adults with developmental disabilities and a variety of Black Lives Matter programs. We have also made matching financial contributions to various humanitarian programs in Ukraine. Members of our management team have also guest lectured in classes on digital advertising at Stanford Business School and helped students launch digital advertising campaigns for minority-owned businesses and small businesses.
Corporate Governance
Information about our Corporate Governance Guidelines, our Board and committees of the Board, our Codes of Business Conduct and Ethics and other corporate governance matters are provided in this proxy statement in the section titled “Board of Directors and Committees of the Board; Corporate Governance Standards and Director Independence”. Certain additional information is provided below.

Compliance Programs and Policies
We have adopted various company policies to promote compliance, good business practices and a culture of integrity. We conduct training programs for all of our new hires on our Code of Business Conduct and Ethics and other compliance matters, as well as requiring periodic training on anti-harassment, anti-corruption and other matters. To promote a high standard of ethical and professional conduct within our Company, we provide an anonymous whistleblower/reporting hotline for our personnel to address issues with full confidentiality.
Stockholder Engagement
We believe that a very large proportion of our outstanding shares are held by retail investors, and we are not aware of many institutional investors that hold a significant percentage of our outstanding shares. As a result of the relative absence of significant institutional stockholders, the traditional means that companies use to engage with their stockholders (i.e., one-on-one meetings with institutional stockholders, covering in aggregate a large percentage of their stockholder base) are generally not available to us, and we are evaluating alternative ways to engage better with our stockholders, which may include virtual presentations to share information about our business and company.
Our management team makes itself available to stockholders that contact us to discuss our business, and when we announce our financial results following the end of each calendar quarter, we publish an earnings conference call during which our Chief Executive Officer and Chief Financial Officer review our financial results and business highlights for the recently completed quarter.
We believe that one consequence of our retail-heavy stockholder base is that we have generally lower voting turnouts at our annual stockholder meetings than for comparable public companies with more institutional shareholder ownership. We believe that retail shareholders are generally less focused on voting on company matters than institutional stockholders. At our 2021 Annual Meeting of Stockholders that was held on June 2, 2021, stockholders holding only 55.8% of our outstanding shares were represented at the meeting. At our 2022 Annual Meeting of Stockholders that was held on June 8, 2022, stockholders holding only 50.6% of our outstanding shares were represented. To help ensure that we are able to achieve a quorum at our annual stockholders meetings, in 2022 our Board approved lowering the quorum requirement for stockholders meetings from a majority of the outstanding shares to one-third of the outstanding shares.
Other Corporate Governance Matters
The SASB Software and IT Standard states certain other potentially relevant ESG disclosure matters, including data privacy and security, intellectual property protection, competitive behavior and technology disprputions and business continuity. We have provided information about some of these matters in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 23, 2023.
The information posted on our website or on other third party websites referenced in this Environmental, Social and Governance (ESG) Activities section is not incorporated by reference into this proxy statement.
Certain risks associated with our business are described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2022 under the section titled “Item 1A. Risk Factors” and may be described in subsequent reports that we fie with the SEC. Copies of the reports that we file with the SEC are available at www.sec.gov and will be posted to the Investor Relations section of our website at www.marinsoftware.com.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the Board regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications and Board Diversity
With the goal of developing a diverse, experienced and highly-qualified Board, the nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the committees of our Board. The brief biographical description of each director and director nominee set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should continue to serve as a member of our Board at this time.
When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things:
•	a candidate’s independence, integrity, skills, financial and other expertise;
•	breadth of experience and achievement in one’s field;
•	the ability to exercise sound business judgment;
•	experience serving on public company boards;
•	knowledge and understanding about our business or industry; and
•	ability to devote adequate time and effort to responsibilities of the Board in the context of its existing composition.
Through the nomination process, the nominating and corporate governance committee seeks to promote Board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Boards’ overall effectiveness. We are committed to fair treatment and equality of opportunity and building a culture of diversity and inclusion, including the selection of directors for our Board. Thus, the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders, and considers diversity of gender, race, national origin, education, professional experience, and differences in viewpoints and skills when evaluating proposed director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board currently consists of six directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2024 and 2025, respectively. At the recommendation of the nominating and governance committee, our Board proposes that the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until his earlier resignation or removal. Shares of our common stock represented by proxies will be voted “FOR” the election of each of the nominees named below, unless the proxy is marked to withhold authority to so vote in which case the vote will be removed from the vote totals and will neither be counted “FOR” nor “AGAINST” the proposal. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.
Nominees to the Board of Directors
The nominees, and their ages, occupations and length of Board service as of February 15, 2023, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. This description includes the primary individual experience, qualifications, qualities and skills of the nominee that led to the conclusion that the director should serve as a director at this time.
Name of Director/Nominee	Age	Principal Occupation	Director Since
L. Gordon Crovitz(1)(2)	64	Co-Founder, NewGuard Technologies	2012
Daina Middleton(2)(3)	57	Chief Strategy Officer and Co-Founder, PrismWork	2014
(1)	Member of Audit Committee.
(2)	Member of Nominating and Corporate Governance Committee.
(3)	Member of Compensation Committee.
L. Gordon Crovitz. Mr. Crovitz has served as a member of our Board since May 2012. In February 2018, Mr. Crovitz co-founded and currently serves as the co-CEO of NewsGuard Technologies, a provider of information about the news brands consumers access online. Between September 2016 and April 2017, Mr. Crovitz served as the Interim CEO of Houghton Mifflin Harcourt Company, a global learning company. In 2009, Mr. Crovitz became a partner at NextNews Ventures, which invests in early-stage news and information companies. Mr. Crovitz also co-founded Journalism Online, LLC, a provider of e-commerce solutions for publishers, in April 2009. From 2008 until April 2009, Mr. Crovitz was an active angel investor in, and advisor to, privately held media and technology companies. Prior to that, Mr. Crovitz worked at Dow Jones & Company, Inc. from 1980 until 2007 in a variety of positions, most recently as a publisher of The Wall Street Journal and executive vice president. Mr. Crovitz is a member of the board of directors of Association of American Rhodes Scholars,, a privately held entity. Mr. Crovitz holds an A.B. in Politics, Economics, Rhetoric and Law from the University of Chicago, a B.A. in Jurisprudence from the University of Oxford and a J.D. from Yale Law School. Mr. Crovitz brings to our Board a diversity of distinguished experiences and seasoned business acumen, particularly extensive experience in the media and publishing industries. His service on other boards of directors provides an important perspective on corporate governance matters, including best practices established at other companies.
Daina Middleton. Ms. Middleton has served on our Board since October 2014. Since September 2022, she has been the Chief Strategy Officer and Co-Founder of PrismWork, a leadership and culture consultancy. Prior to that, she was an independent consultant from November 2021 until September 2022. From December 2020 until November 2021, Ms. Middleton was the Chief Executive Officer at Britelite Immersive, an experiential creative technology company. From September 2019 to December 2020, Ms. Middleton was a consultant at the Enact Agency, a strategic consultancy company. Prior to that, Ms. Middleton was the CEO of Ansira, an independent marketing technology and services company, from October 2017 until April 2019. She also spent time as a leadership development and organization effectiveness coach with the Larcen Consulting Group, an arm of

Gryphon Investors, and, from May 2014 until January 2016, was the Head of Business Marketing at Twitter, Inc., a social media and communications platform. Before joining Twitter, she was Chief Executive Officer of Performics, Inc., a performance marketing agency, from January 2010 to May 2014. Prior to that, Ms. Middleton served as Senior Vice President at Moxie Interactive, a digital creative agency. Ms. Middleton began her marketing career at Hewlett-Packard, where she worked for 16 years in advertising and marketing roles of increasing responsibility. Ms. Middleton received a B.S. in Technical Journalism from Oregon State University. Ms. Middleton brings to our Board her expertise in the digital marketing space built over more than 20 years in the industry as well as her experience in general management and executive leadership.
Continuing Directors
The directors who are serving for terms that end following the Meeting, and their ages, occupations and length of Board service as of February 15, 2023, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should continue to serve as a director.
Name of Director	Age	Principal Occupation	Director Since
Class II Directors:
Donald Hutchison(2)	66	Investor	2006
Diena Lee Mann(1)(2)	42	SVP Product and Services, SoundCommerce	2021
Class III Directors:
Brian Kinion(1)	56	CFO, MX Technologies, Inc.	2017
Christopher Lien	56	Founder, CEO, Marin Software Incorporated	2006
(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
Donald P. Hutchison. Mr. Hutchison has served on our Board since April 2006. Since 2002, Mr. Hutchison’s principal employment has been as an angel investor in start-up technology companies. From 2006 to 2008, Mr. Hutchison was the Co-Founder and Chairperson of the Board of Directors of Recurrent Energy LLC, a solar energy provider. Prior to that, Mr. Hutchison served as the Chief Executive Officer and Chairperson of the Board of work.com, a joint venture established by Dow Jones and Excite@Home. Mr. Hutchison previously served in senior positions at Excite@Home (At Home Corporate), a former Internet broadband provider, and NETCOM On-Line Communications Services, Inc., a former Internet services provider acquired by ICG Communications. Mr. Hutchison previously served as a member of the board of directors of many privately-held companies, including W&W Communications, Inc., a fabless semiconductor company, which was acquired by Cavium, Inc. Mr. Hutchison holds a B.A. in Economics from the University of California, Santa Barbara, and an M.B.A. in Finance and Organizational Development from Loyola Marymount University. Mr. Hutchison brings to our Board significant experience analyzing and investing in other technology companies, as well as management and leadership experience as a former founder and executive of technology companies.
Diena Lee Mann. Since November 2020, Ms. Mann has been the SVP of Product at SoundCommerce, a SaaS data integration platform company for the retail industry vertical. Ms. Mann was the CEO of Red Sky Blue Water (subsidiary of iLink Digital), a marketing agency specializing in channel partner programs, from January 2020 to November 2020. Previously, she was the VP of Digital Transformation at iLink Digital, a global B2B enterprise technology consulting company, from January 2019 to December 2019. She was also an independent product strategy consultant from July 2017 to December 2018 for growth stage venture-backed companies. Ms. Mann started her career in technology as Co-Founder & Managing Partner of Tyemill, an ecommerce and application development services company, from May 2008 to June 2017. Since January 2020, Ms. Mann has served on the board of Seattle Symphony, a leading arts non-profit, where she is currently Vice Chair of the organization, Chair of the Equity (DEI) Committee, and is a member of the Finance Committee. She holds a B.S. in Statistics and M.A. in Applied Statistics from the University of Michigan. Ms. Mann brings to our Board her strategic product leadership and technical expertise of B2B data, analytics and automation software and solutions for retail, financial services, and marketing.
Brian Kinion. Mr. Kinion has served as a member of our Board since June 2017. Since March 2021, Mr. Kinion has been Chief Financial Officer at MX Technologies, Inc., a financial data platform and leader in modern connectivity. Previously, Mr. Kinion was the Chief Financial Officer at Upwork, a talent freelancing platform, from November 2017 until August 2020, and a Special Advisor to the CEO at Upwork from August 2020 until October 2020. From March 2016 to April 2017, Mr. Kinion was the chief financial officer at Marketo, a marketing software automation platform. Prior to that role, Mr. Kinion served as a Vice-President and Group Vice President of Finance at Marketo from June 2013 to March 2016. From June 2002 to June 2013, Brian held a variety of finance leadership roles at SuccessFactors, a SaaS human resources management platform acquired by SAP; CoTherix, Inc., a biopharmaceutical company acquired by Actelion Pharmaceuticals, ClearSwift, an information security company; and DigitalThink, an elearning enterprise solutions company acquired by Convergys Corporation. He began his career as an auditor at KPMG LLP. Mr. Kinion holds a B.S. in accounting and an M.B.A. from St. Mary’s College of California. Mr. Kinion brings to our Board his 30 years of experience in leading finance organizations in public and private companies during periods of rapid growth and cash constraints, and expertise in SaaS and cloud business models, reporting and planning at high growth subscription businesses.
Christopher Lien. Mr. Lien is our founder, Chief Executive Officer, and Chairperson of our Board. From May 2014 until September 2015, Mr. Lien served as executive Chairperson, and from the founding of the Company in 2006 to May 2014, he served as our Chief Executive Officer. Mr. Lien returned to serve as our Chief Executive Officer in August 2016. Mr. Lien has been a member of our Board since 2006. Previously, Mr. Lien served as Chief Operating Officer of Adteractive, Inc., an online performance marketing company, from 2004 to 2005. In 2001, Mr. Lien co-founded and served as Chairperson and Chief Financial Officer of Sugar Media, Inc., a broadband services platform, until its acquisition in 2003 by 2Wire, Inc., a leading supplier of DSL equipment and services, which was subsequently acquired by Pace plc in 2010. Prior to that, Mr. Lien served in various capacities at BlueLight.com, LLC, Kmart Corporation’s e-commerce and Internet service provider subsidiary from 2000 to 2001, including as Chief Financial Officer and acting Chief Executive Officer. Prior to BlueLight.com, Mr. Lien spent 10 years at various investment banks, including Morgan Stanley and Evercore Partners, with his last role as Managing Director. Mr. Lien is also a director of three private companies. Mr. Lien holds an A.B. from Dartmouth College, where he was elected as a member of Phi Beta Kappa, and an M.B.A. from the Stanford Graduate School of Business. Mr. Lien’s presence as a director brings his thorough knowledge of our company into our Board’s strategic and policy-making discussions. He brings his extensive experience in finance, digital marketing and executive roles in the information technology industry into deliberations regarding our strategy and operations.
There are no familial relationships among our directors and officers.
Board Diversity
The following Board Diversity Matrix as required by the Nasdaq Stock Market is as of both April 22, 2022 and March 31, 2023:
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Island	0	0	0	0
White	1	4	0	0
Two or More Races	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0

Director Compensation
The following table provides information for the fiscal year ended December 31, 2022 (“fiscal 2022”) regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal 2022 for their service as a director. Christopher Lien, our Chief Executive Officer, is not included in the table below as he is an employee and thus received no compensation for his services as a director for the fiscal year ended December 31, 2022. The compensation received by Mr. Lien as an employee is shown in the “Summary Compensation Table” below.
For fiscal 2022, our director compensation policy provided that each continuing non-employee director would be granted a RSU award covering a number of shares of common stock having an aggregate full grant date fair value of $67,000, with such RSUs vesting on the date of the annual stockholder’s meeting in the year following the date of grant. Any new directors would be granted a RSU award covering a number of shares of common stock having an aggregate full grant date fair value of $135,000, with such RSUs vesting as to one-third of the total number of shares on the date of our annual meeting of stockholders held in each of the three years following the date of the grant. Pursuant to the policy, each continuing non-employee director was granted an RSU award covering 38,068 shares of our common stock in fiscal 2022, which RSU award had a grant date fair value of $67,000 as indicated in the table below.
In the year ended December 31, 2021 (“fiscal 2021”), we also approved the following annual cash compensation arrangements for our non-employee directors, with such payments to be made in equal quarterly installments in arrears, commencing with the quarter that began on October 1, 2021: (i) $35,000 per year for service as a director; (ii) $17,500 per year for service as Lead Independent Director; (iii) $5,000 per year for service as a member of the audit committee, with the chairperson of the audit committee receiving $10,000 per year; (iv) $2,500 per year for service as a member of the compensation committee, with the chairperson of the compensation committee receiving $5,000 per year; and (v) $1,750 per year for service as a member of the nominating and corporate governance committee, with the chairperson of the nominating and corporate governance committee being paid $2,500 per year. We do not pay any cash meeting fees for attendance at any meetings of our Board or committees of our Board. The table below indicates the cash compensation payments for the non-employee directors for fiscal 2022 for their service as directors, which payments were made in equal quarterly installments in fiscal 2022 and 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
L. Gordon Crovitz	60,000	67,000	—	127,000
Donald P. Hutchison	40,000	67,000	—	107,000
Brian Kinion	45,000	67,000	—	112,000
Diena Lee Mann	42,500	67,000		109,500
Daina Middleton(2)	39,250	67,000	40,618	146,868
(1)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with ASC 718 for RSU awards granted during the fiscal year. The assumptions used in calculating the grant date fair value of the RSU awards reported in this column are set forth in Notes 9 and 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”). Note that the amounts reported in this column reflect the accounting cost for these RSU awards, and do not correspond to the actual economic value that may be received by the non-employee directors from the RSU awards. For information regarding the number of stock options and RSUs held by each non-employee director as of December 31, 2022, see the table below.

(2)	In 2022 following her resignation from our audit committee, Ms. Middleton provided certain strategic consulting services to us and we paid her a total of $40,618 in fees and reimbursement of expenses.

Our non-employee directors held the following number of outstanding stock options and RSUs as of December 31, 2022.
Name	Grant Date	Option Awards(1)	Stock Awards(1)
L. Gordon Crovitz	6/14/22(2)	—	38,068
	8/17/20(3)	—	27,972
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	5/8/17(4)	8,572
	5/10/16(4)	8,572
	4/22/15(4)	6,943
	5/12/14(4)	4,178

Donald P. Hutchison	6/14/22(2)	—	38,068
	8/17/20(3)	—	27,972
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	5/8/17(4)	8,572
	5/10/16(4)	8,572
	4/22/15(4)	6,986
	5/12/14(4)	4,220
	1/31/13(5)	4,286
	1/31/13(6)	100

Brian Kinion	6/14/22(2)	—	38,068
	8/17/20(3)	—	27,972
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	8/15/17(4)	7,444

Diena Lee Mann	6/14/22(2)	—	38,068
	11/8/21(7)		13,574

Daina Middleton	6/14/22(2)	—	38,068
	8/17/20(3)	—	27,792
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	5/8/17(4)	8,572
	5/10/16(4)	8,572
	4/22/15(4)	6,886
	10/13/14(8)	4,286
(1)
All stock options and RSU awards expire 10 years after the date of grant. These stock options and RSU awards also provide that, in the event of a “change of control,” all of the shares of our common stock subject to such stock option or RSU award will immediately vest, and the right of repurchase with respect to any unvested shares shall lapse, in full as of the effectiveness of the change of control. All historic stock option awards listed in this table have been adjusted to reflect our 1-for-7 reverse stock split effectuated on October 5, 2017.

(2)	The RSU award was granted pursuant to the 2013 Plan and will vest in full on the date of the Meeting.
(3)
The RSU award was granted pursuant to the 2013 Plan and vested as to one-third (27,972) of the total number of shares (83,916) on each of June 2, 2021, the date of our 2021 annual meeting of stockholders, and June 8, 2022, the date of our 2022 annual meeting of stockholders, and will vest as to one-third of the total number of shares on each of the date of the Meeting.

(4)	The stock option was granted pursuant to the 2013 Plan and vested in its entirety on the first anniversary of the vesting commencement date.
(5)
The stock option was granted pursuant to the 2006 Equity Incentive Plan (the “2006 Plan”) and was immediately exercisable in full upon grant. In the event the grantee exercised unvested shares subject to the option, the unvested shares would be subject to a right of repurchase in our favor at the option exercise price. The stock option vested over a three-year period with one-third vesting on each anniversary of the vesting commencement date and is fully vested.

(6)
The stock option was granted pursuant to the 2006 Plan and was immediately exercisable in full upon grant. In the event the grantee exercised unvested shares subject to the option, the unvested shares would be subject to a right of repurchase in our favor at the option exercise price. The stock option vested in its entirety on the first anniversary of the vesting commencement date.

(7)
The RSU award was granted pursuant to the 2013 Plan and vested as to one-third (6,787) of the total number of shares (20,361) on June 8, 2022, the date of our 2022 annual meeting of stockholders, and will vest as to one-third of the total number of shares on each of the date of the Meeting and the date of our annual meeting of stockholders to be held in 2024.

(8)	The stock option was granted pursuant to the 2013 Plan and vested over a three-year period with one-third vesting on each anniversary of the vesting commencement date and is fully vested.
Other Compensation. Non-employee directors receive no other form of remuneration, perquisites or benefits related to their services as directors, but are reimbursed for their expenses in attending meetings, including travel and other expenses. In 2022 following her resignation from our audit committee, Ms. Middleton provided certain strategic consulting services to us and we paid her a total of $40,618 in fees and reimbursement of expenses.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION
OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2 – APPROVAL OF AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN
Overview
The 2013 Equity Incentive Plan (the “EIP” or “2013 Plan”) was initially approved by the Board in February 2013 and became effective on March 22, 2013, the date on which the Registration Statement covering the initial public offering of shares of our common stock was declared effective by the U.S. Securities and Exchange Commission. The EIP, as adopted, provided that the EIP will terminate ten (10) years from the date that the EIP became effective. Therefore, the EIP, as adopted, terminated on March 22, 2023.
The Board requests that stockholders approve an Amended and Restated EIP (the “Amended and Restated EIP”) so that we may continue to grant equity awards to retain and incentivize our employees. Stockholders are being asked to approve the Amended and Restated EIP to satisfy Nasdaq requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the Amended and Restated EIP for treatment as incentive stock options under Section 422 of the Code.
A copy of the proposed Amended and Restated EIP is attached to this Proxy Statement as Appendix A. The principal proposed changes to the EIP that are included in the Amended and Restated EIP include:
•
providing that the Amended and Restated EIP will become effective on the day that the Amended and Restated EIP is approved by our Board (the “EIP Effective Date”), which occurred on March 24, 2023, provided that our stockholders approve the Amended and Restated EIP within twelve (12) months of the EIP Effective Date and provided further that no shares may be issued, and no awards may be granted, under the Amended and Restated EIP unless and until such stockholder approval is timely obtained;

•	providing that, unless earlier terminated in accordance with the Amended and Restated EIP, the Amended and Restated EIP will terminate ten (10) years from the EIP Effective Date;
•
providing that the total number of shares of our common stock that are reserved and available for grant and issuance pursuant to the Amended and Restated EIP as of the EIP Effective Date is 425,000 shares (representing approximately 2.5% of the outstanding shares of common stock as of February 28, 2023), subject to certain adjustments set forth in Section 2 of the Amended and Restated EIP, including, as under the existing EIP, an automatic share reserve increase on January 1 of each year during the term of the Amended and Restated EIP;

•	removing the authorization to re-price outstanding stock options without stockholder approval;
•	removing provisions related to Section 162(m) of the Code, which are no longer relevant;
•	providing additional flexibility for the possible treatment of outstanding equity awards in the event of an acquisition of the Company;
•	providing that all outstanding equity awards are subject Company clawback or recoupment policies; and
•	certain other clarifying and modernizing changes that are included in a copy of the Amended and Restated EIP that is included in Appendix A to this Proxy Statement.
Reasons for the Proposed Amended and Restated EIP
The Board recommends that stockholders vote “FOR” the approval of the Amended and Restated EIP. In making such recommendation, the Board considered a number of factors, including the following:
•
We believe our future success depends in part on our ability to attract, motivate, and retain high-quality officers, employees, consultants, advisors, and directors, and that the ability to provide equity-based awards is critical to achieving this success. If the Amended and Restated EIP is not approved, it may jeopardize our ability to achieve these objectives. We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate high-performing individuals, based on the fact that equity-based awards are an important component of our compensation structure, and are a key design feature of the compensation programs of our competitors.

The use of equity as part of our compensation program is also important to our continued success as it aligns the interests of our officers, employees, directors and other grantees with the interests of our stockholders and promotes a focus on long-term value creation. The Amended and Restated EIP will allow us to continue to provide a means whereby those individuals who have responsibility for the successful administration and management of the Company can acquire and maintain ownership of shares of common stock, thereby strengthening their interests in the welfare of the Company.
If the Amended and Restated EIP is not approved, we will not be able to make new equity awards to our current or prospective new employees, which would likely have a material adverse effect on our ability to retain and hire employees who are critical to our business.
•	The terms and conditions of the Amended and Restated EIP are substantially similar to the terms and conditions of the EIP that has been in effect for the past ten (10) years.
•
The proposed total number of shares of our common stock that are reserved and available for grant and issuance pursuant to the Amended and Restated EIP as of the EIP Effective Date constitutes approximately 2.5% of the outstanding shares of common stock as of February 28, 2023.

•
We have issued our annual equity refresh grants to employees for 2023 under the current EIP and do not intend to make new equity awards to employees in 2023 except in connection with any new hires or promotions.

Share Usage and Key Data
In setting the number of proposed shares available for issuance under the Amended and Restated EIP, the Compensation Committee considered a number of factors, including the Company’s compensation structure, historical grant practices, the dilutive effect of additional compensatory equity issuances, the Company’s current and expected future personnel complement, and the recent and potential future volatility in the Company’s stock price.
Based on internal analyses of historical and future potential equity needs, we expect the share reserve proposed under the Amended and Restated EIP, together with additions to the authorized share pool from time to time under the terms of the Amended and Restated EIP, would provide the Compensation Committee with the ability to deliver equity-based awards for the proposed duration of the Amended and Restated EIP. The actual duration of this share reserve could vary from this estimate based on a number of factors, including, but not limited to, future stock prices, future changes to our grantee population, and future changes to our equity incentive design.
The table below includes certain metrics that can be used to assess our recent historical use of equity compensation. We define “Gross Burn Rate” as (i) the number of shares underlying equity awards granted in a given fiscal year divided by (ii) the number of shares of weighted average common stock outstanding for that year. We define “Net Burn Rate” as (i) the number of shares underlying equity awards granted in a given fiscal year minus shares subject to equity awards forfeited during the year minus shares withheld by us to cover tax withholdings, divided by (ii) the number of shares of weighted average common stock outstanding for that year. Potential actual future dilution to stockholders is often measured by analyzing the net burn rate.
The Compensation Committee considers our annual gross and net burn rates, among other factors, in its efforts to maximize stockholders’ value by granting what, in the Committee’s judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, non-employee directors and consultants.
	2022	2021	2020
Gross Burn Rate	7.2%	7.6%	7.3%
Net Burn Rate	5.2%	6.2%	(0.3)%
Summary of the Amended and Restated EIP
The material terms of the Amended and Restated EIP are summarized below. The summary is qualified in its entirety by reference to the full text of the Amended and Restated EIP, which is attached as Appendix A to this proxy statement.

Purpose
The Amended and Restated EIP provides for the grant of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, and performance awards, as described below. The purpose of the Amended and Restated EIP is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to our success.
Key Terms
The following is a summary of the key provisions of the Amended and Restated EIP.
Plan Term:	Ten Years
Eligible Participants:
Only employees are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, consultants, independent contractors, advisors, directors and non-employee directors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the Amended and Restated EIP.

As of March 15, 2023 there are five non-employee directors and approximately 173 employees who would be eligible to participate in the Amended and Restated EIP.

Administration:
Our Compensation Committee administers the Amended and Restated EIP. Subject to the terms and limitations expressly set forth in the Amended and Restated EIP, our Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions, and other provisions of the grants. Our Compensation Committee may construe and interpret the Amended and Restated EIP and prescribe, amend, and rescind any rules and regulations relating to the Amended and Restated EIP.

Our Compensation Committee may delegate to a committee of one or more executive officers the ability to grant awards to Plan participants (generally, other than officers or members of the Board), subject to certain limitations, as permitted by applicable law.

Shares Authorized:
If the Amended and Restated EIP is approved, there will be 425,000 shares available for grant, subject to adjustment to reflect stock splits and similar events.

In addition, the following shares are available for grant under the Amended and Restated EIP: (i) shares that are subject to stock options or other awards granted under the 2006 Equity Incentive Plan (the “2006 Plan”) and the EIP prior to the EIP Effective Date (collectively, the “Prior Plans”) that cease to be subject to such stock options or other awards, by forfeiture or otherwise, after the EIP Effective Date; (i) shares issued under the Prior Plans before or after the EIP Effective Date pursuant to the exercise of stock options that are forfeited after the EIP Effective Date; (iii) shares issued under the Prior Plans that are repurchased by the Company at the original issue price or are otherwise forfeited; and (iv) shares that are subject to stock options or other awards under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

In addition, the following shares are available for grant under the Amended and Restated EIP: (i) shares that are subject to issuance upon exercise of an option or SAR granted under the Amended and Restated EIP but which cease to be subject to the option or SAR for any reason other than exercise of the option or SAR, (ii) shares that are subject to awards granted under the Amended and Restated EIP that are forfeited or are repurchased at the original issue price, (iii) shares that are subject to awards granted under the Amended and Restated EIP that otherwise terminate without such Shares being issued; or (iv) shares that are surrendered pursuant to an exchange program.

Shares used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to an award will become available for future grant or issuance in connection with subsequent awards under the Amended and Restated EIP. To the extent an award under the Amended and Restated EIP is paid out in cash or other property rather than Shares, such cash payment will not result in a reduction in the number of Shares available for issuance under the Amended and Restated EIP.

Shares that otherwise become available for grant and issuance because of the above provisions shall not include shares subject to awards that initially became available because of the substitution of awards.

The number of Shares available for grant and issuance under the Amended and Restated EIP shall be increased on January 1 of each of the first ten (10) calendar years following the EIP Effective Date (2024 through 2033), by the lesser of (i) five percent (5%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.

Adjustments:
In the event of a stock dividend, an extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification or similar change of our capital structure without consideration, (a) the number and class of Shares reserved for issuance and future grants under the Amended and Restated EIP, (b) the exercise prices of and number and class of Shares subject to outstanding options and SARs, (c) the number and class of Shares subject to other outstanding awards and (d) the maximum number and class of Shares that may be issued as incentive stock option, shall be proportionately adjusted, subject to the various limitations set forth in the Amended and Restated EIP.

Award Types:	(1) Non-qualified and incentive stock options (2) Restricted stock awards (3) Stock bonus awards (4) Stock appreciation rights (5) Restricted stock units (6) Performance awards
Performance Factors:	The Compensation Committee may establish performance goals from the performance criteria set forth in Section 28 of the Amended and Restated EIP.
Terms applicable to Stock Options and Stock Appreciation Rights:
Stock options have a maximum term of ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which have a term no longer than five years. Stock appreciation rights have a maximum term of ten years from the date they were granted.

The exercise price of grants made under the Amended and Restated EIP of stock options or stock appreciation rights may not be less than the fair market value of our common stock on the date of grant. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Stock Bonus Awards:
Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance awards, and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention, and/or vesting of restricted stock awards, restricted stock unit awards, performance awards, cash-settled performance awards and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance shares or performance units may be settled in shares or in cash.

Stockholder Approval Required for Repricing:
Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited without stockholder approval under the Amended and Restated EIP provided, however, that any such repricing of an option will only be done to the extent that it can be done without triggering adverse tax consequences pursuant to Code Section 409A. Such prohibited repricing includes substituting or exchanging outstanding options or stock appreciation rights in exchange for cash, other awards, or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by stockholders.

Prohibition on Dividend Payments on Unvested Shares:	Shares of common stock subject to unvested awards shall not be eligible for payment of dividends until such shares are vested.
Corporate Transaction:
In the event of a Corporate Transaction (as defined in the Amended and Restated EIP), any or all all outstanding awards may be continued, assumed or substituted for an equivalent award (including a cash award) by a successor corporation. In the event the successor corporation refuses to assume, substitute, replace or cash out any award outstanding under the Amended and Restated EIP, then each such outstanding award will be accelerated in full, unless otherwise determined by the Compensation Committee. All awards need not be treated in an identical manner. Awards held by non-employee directors shall accelerate in full in the event of a Corporate Transaction.

Director Awards:
No non-employee director may receive awards under the Amended and Restated EIP that, when combined with cash compensation for service as a non-employee director, exceed $750,000 in value in any calendar year, increased to $1,000,000 in value in the calendar year of his or her initial service as a non-employee director.

Amendment and Termination
The Board may terminate or amend the Amended and Restated EIP at any time, provided that no action may be taken by the Board if stockholder approval is required. Unless earlier terminated the Board, the Amended and Restated EIP shall terminate on the 10-year anniversary of the EIP Effective Date.

Recoupment
All awards under the Amended and Restated EIP shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or Compensation Committee, or required by law during the term of individual’s employment or other service with our company, in each case that is applicable to our employees, directors, or other service providers, and in addition to any other remedies available under such policy and applicable law, the Amended and Restated EIP may require the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards.

Certain U.S. Federal Income Tax Consequences
The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to us and participants in the Amended and Restated EIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Amended and Restated EIP.

Non-Qualified Stock Options
A participant will realize no taxable income at the time a non-qualified stock option is granted under the Amended and Restated EIP, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.
Incentive Stock Options
A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.
Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition,” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.
Stock Appreciation Rights
A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.
Restricted Stock
A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.
Restricted Stock Units
In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Restricted stock units usually vest over a time period specified by the Board.

Performance Stock Units
Similar to restricted stock units, in general, no taxable income is realized upon the grant of a performance stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the performance stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Performance stock units usually vest upon the achievement of metrics established by the Board.
Performance Shares
The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.
ERISA Information
The Amended and Restated EIP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Existing Plan Benefits
From the inception of the EIP through March 15, 2023, options to purchase a total of 1,410,667 shares had been granted under the EIP, of which no options to purchase shares had been exercised and options to purchase 328,689 shares remained outstanding. The options outstanding as of March 15, 2023, had a weighted-average exercise price of $18.03 per share and a weighted average remaining contractual term of 4.4 years.
From the inception of the EIP through March 15, 2023, restricted stock units covering a total of 3,245,904 shares had been granted and remained outstanding under the EIP. The closing price per share of our common stock as reported by Nasdaq on March 15, 2023 was $0.94.
The table below shows grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group and all current employees (excluding all executive officers) for the aggregate number of awards under the EIP from the inception of the EIP through March 15, 2023, without regard to equity awards that have been forfeited or cancelled:
Name and Principal Position	Number of Shares Underlying Options Granted	Number of Shares underlying RSUs Granted
Christopher Lien, Founder, Chief Executive Officer	86,143	280,000
Wister Walcott, EVP, Product and Technology	36,430	300,000
Robert Bertz, Chief Financial Officer	—	235,000
All current named executive officers as a group (3 persons)	122,573	815,000
All current non-employee directors as a group (5 persons)	194,263	984,025
All current employees as a group, excluding named executive officers (173 persons)	22,288	3,122,689
New Plan Benefits
All awards under the Amended and Restated EIP are made at the discretion of our Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended and Restated EIP to the named executive officers, the executive officers as a group, and all employees who are not executive officers as a group are not determinable at this time.

Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy at the 2023 Annual Meeting is required to approve the Amended and Restated EIP. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted for purposes of determining the number of shares represented and voted on this proposal in the meeting and, accordingly, will not affect the outcome of this proposal. Shares represented by properly executed proxies of record holders will be voted, if specific instructions are not otherwise given, in favor of this proposal.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3 – APPROVAL OF AMENDED AND RESTATED
2013 EMPLOYEE STOCK PURCHASE PLAN
Overview
Like the EIP, the 2013 Employee Stock Purchase Plan (the “ESPP” or the “2013 ESPP”) was initially approved by the Board in February 2013 and became effective on March 22, 2013, the date on which the Registration Statement covering the initial public offering of shares of our common stock was declared effective by the U.S. Securities and Exchange Commission. Like the EIP, the ESPP, as adopted, provided that the ESPP will terminate ten (10) years from the effective date. Therefore, the ESPP, as adopted, terminated on March 22, 2023. The Amended and Restated ESPP (the “Amended and Restated ESPP”) became effective on March 24, 2023, the date it was approved by our Board, provided that it must be approved by our stockholders within 12 months of March 24, 2023 and provided further that no purchases will occur unless and until such stockholder approval is timely obtained.
The Board requests that stockholders approve an Amended and Restated ESPP to enable our employees to continue to purchase shares of our common stock under the Amended and Restated ESPP. Stockholders are being asked to approve the Amended and Restated ESPP to satisfy Nasdaq requirements relating to stockholder approval of equity compensation.
431,554 shares are reserved and authorized for issuance under the Amended and Restated ESPP, the same number of shares as were reserved and available for issuance under the ESPP on the date it terminated.
A copy of the proposed Amended and Restated ESPP is attached to this Proxy Statement as Appendix B. The principal proposed changes to the ESPP that are included in the Amended and Restated EIP include:
•
providing that the Amended and Restated ESPP will become effective on the day that the Amended and Restated ESPP is approved by our Board (the “ESPP Effective Date”), which occurred on March 24, 2023, provided that our stockholders approve the Amended and Restated ESPP within twelve (12) months of the ESPP Effective Date and provided further that no purchases under the Amended and Restated ESPP will occur until such stockholder approval is timely obtained;

•	providing that, unless earlier terminated in accordance with the Amended and Restated ESPP, the Amended and Restated ESPP will terminate ten (10) years from the ESPP Effective Date;
•	deleting the annual “evergreen” increase in the number of shares authorized for purposes of the Amended and Restated ESPP; and
•	deleting certain provisions related to the initial offering period under the ESPP, which are no longer relevant; and
•	certain other modernizing and clarifying changes.
Reasons for the Proposed Amended and Restated ESPP
The Board recommends that stockholders vote “FOR” the approval of the Amended and Restated ESPP. In making such recommendation, the Board considered a number of factors, including the following:
•	The Board’s belief that an employee stock purchase plan is an important benefit to be able to offer current and future employees.
•	The terms and conditions of the Amended and Restated ESPP are substantially similar to the terms and conditions of the ESPP that has been in effect for the past ten (10) years.
•
The proposed total number of shares of our common stock that will be reserved and available for grant and issuance pursuant to the Amended and Restated EIP as of the ESPP Effective Date constitutes approximately 2.5% of the outstanding shares of common stock as of February 28, 2023.

Share Usage
The table below illustrates the number of shares of our common stock that we have issued under ESPP during the past three fiscal years:
	2022	2021	2020
Shares issued under the ESPP:	27,613	23,253	20,821
Summary of the Amended and Restated ESPP
The Amended and Restated ESPP provides eligible employees with an opportunity to purchase shares of our common stock at a discount through accumulated payroll deductions. The principal terms of the Amended and Restated ESPP are summarized below. This summary is qualified in its entirety by reference to the full text of the Amended and Restated ESPP, which is attached as Appendix B to this proxy statement.
The Amended and Restated ESPP, including the right of participants to make purchases under the Amended and Restated ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 421 and 423 of the Code. The provisions of the Amended and Restated ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The Amended and Restated ESPP will not be a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act (“ERISA”).
Shares Reserved for Issuance
431,554 shares remained available for issuance as of March 15, 2023. The total number of shares that have been reserved under the Amended and Restated ESPP since its original adoption in 2013 is 832,419 shares, which includes 400,865 shares that have already been issued under the ESPP and are no longer available for issuance. 431,554 shares are reserved and authorized for issuance under the Amended and Restated ESPP, the same number of shares as were reserved and available for issuance under the ESPP on the date it terminated. Extending the term of the Amended and Restated ESPP will enable us to continue offering an employee stock purchase plan to our employees.
We believe the proposed share pool under the Amended and Restated ESPP will give us an adequate number of shares to operate the ESPP for several years; however this is an estimate and future circumstances (including the rate at which employees participate in the ESPP and the trading price of our common stock) may impact the rate at which the shares reserved are utilized and may result in the pool of shares lasting a shorter or longer period of time.
Offering Periods
The Amended and Restated ESPP is currently expected to continue to be administered through consecutive six-month periods referred to as Offering Periods, commencing on May 15 and November 15 of each year, and ending on the following November 14 and May 14, respectively. The Compensation Committee may change the duration and structure of future Offering Periods in accordance with the terms of the Amended and Restated ESPP, provided that no Offering Period may extend for a period longer than 27 months.
On the first business day of each Offering Period (the “Offering Date”), each eligible employee who has properly enrolled in that Offering Period in accordance with the rules prescribed by the Compensation Committee will be granted an option to purchase shares of the Company’s common stock to be funded by payroll deductions, based on the participant’s elected contribution rate. Unless a participant has properly withdrawn from the Offering Period, each option granted under the Amended and Restated ESPP will automatically be exercised on the last business day of the Offering Period (the “Purchase Date”). The purchase price will be equal to 85% of the lesser of the fair market value of our common stock on (i) the Offering Date and (ii) the Purchase Date.
Plan Administration
The Amended and Restated ESPP is administered by our Compensation Committee. Subject to the terms of the Amended and Restated ESPP, the Compensation Committee will have the authority to, among other matters, determine the eligibility of participants, determine the terms and conditions of offerings under the Amended and Restated ESPP, and construe and interpret the terms of the Amended and Restated ESPP.

Eligibility
Generally, all of our employees and employees of any of our subsidiaries designated by the Compensation Committee will be eligible to participate in the Amended and Restated ESPP; provided that employees who own (or are deemed to own as a result of stock attribution rules), stock constituting 5% or more of the total combined voting power or value of all classes of our stock or any of our subsidiaries will not be permitted to participate in the Amended and Restated ESPP.
The Compensation Committee may, in its discretion, exclude the following categories of employees from participation: (i) employees who are not employed prior to the beginning of an offering period or prior to such other time period as specified by the Compensation Committee; (ii) employees who have been employed less than two (2) years (or such shorter period determined by the Compensation Committee); (iii) employees who are customarily employed 20 hours or less per week; (iv) employees who are customarily employed five months or less in a calendar year; (v) certain “highly compensated” employees; (vi) employees who are citizens or residents of a foreign jurisdiction, if such employee’s participation is prohibited under the laws of the jurisdiction governing such employee or compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; (vii) employees who do not meet any other eligibility requirements that the Compensation Committee may choose to impose (within the limits permitted by the Code); and (viii) individuals who provide services to the Company who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
As of March 15, 2023, approximately 122 of our employees would be eligible to participate in the Amended and Restated ESPP.
Enrollment in the Amended and Restated ESPP
Eligible employees become participants in the Amended and Restated ESPP by completing a subscription agreement authorizing payroll deductions prior to the applicable Offering Date. A person who becomes employed after the commencement of an offering period may not participate in the Amended and Restated ESPP until the commencement of the next offering period.
Contribution and Purchase Limitations
Unless otherwise determined by the Compensation Committee in accordance with the terms of the Amended and Restated ESPP, no participant may (i) elect a contribution rate of more than 15% of his or her compensation (as defined in the Amended and Restated ESPP) for the purchase of shares under the Amended and Restated ESPP in any one payroll period; (ii) purchase more than 2,500 shares of the Company’s common stock under the Amended and Restated ESPP on any one Purchase Date (or such greater or lesser number as the Compensation Committee may determine); and (iii) purchase shares that have a fair market value of more than $25,000, determined as of the Offering Date.
Certain Corporate Transactions
If the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then the Compensation Committee will proportionately adjust the number and class of shares available under the Amended and Restated ESPP, the purchase price, the number of shares any participant has elected to purchase and the limit on the number of shares a participant may purchase on any one Purchase Date.
In the event of a Corporate Transaction (as defined in the Amended and Restated ESPP), each outstanding right to purchase our common stock under the Amended and Restated ESPP will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Amended and Restated ESPP will terminate on the consummation of the Corporate Transaction.
Amendments and Termination
The Compensation Committee may generally amend, suspend or terminate the Amended and Restated ESPP at any time without stockholder approval, except as may be required by applicable law or exchange listing rules.

Unless sooner terminated by the Compensation Committee, the Amended and Restated ESPP will terminate on the 10-year anniversary of the ESPP Effective Date (or, if earlier, the date on which all of the shares of Common Stock reserved for issuance under the Amended and Restated ESPP are issued).
Certain U.S. Federal Income Tax Consequences
The following is a general summary of the United States federal income tax consequences to us and to participants in the Amended and Restated ESPP based on tax laws in effect as of the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to any particular participant. Among other considerations, this summary does not describe the tax laws of any state, municipality or foreign jurisdiction, or describe gift, estate, excise, payroll or other employment taxes. Participants are advised to consult with their tax advisors regarding the tax consequences of participation in the Amended and Restated ESPP. The Amended and Restated ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and the following discussion is based on the assumption that it is so qualified.
Each participant’s payroll deductions under the Amended and Restated ESPP will be made on an after-tax basis. Generally, the participant will not recognize any taxable income at the time he or she is granted an option to purchase shares of common stock during an Offering Period or at the time the option is exercised to purchase shares on behalf of the participant. The participant will generally only recognize taxable income (or loss) on the date the participant sells or otherwise disposes of the acquired shares. The particular tax consequence depends on the length of time such shares are held by the participant prior to the sale or disposition.
If the shares are sold or disposed of more than two years from the first day of the Offering Period during which the shares were purchased, and more than one year from the Purchase Date, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the amount by which the fair market value of the shares on the Offering Date exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Offering Date) and (ii) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.
We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.
New Plan Benefits
Participation in the Amended and Restated ESPP is voluntary and each eligible employee will have the discretion to determine whether and to what extent to participate in and contribute to the Amended and Restated ESPP. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the Amended and Restated ESPP are not determinable at this time.

Historical Plan Benefits
The table below sets forth the number of shares purchased pursuant to our ESPP since inception through March 15, 2023 by our named executive officers, all current executive officers as a group and all employees (excluding all current executive officers) as a group as of March 15, 2023. Our non-employee directors were not eligible to participate in our ESPP.
Named Executive Officer and Position	Number of Shares Issued Under ESPP
Christopher Lien, Founder, Chief Executive Officer	—
Wister Walcott, EVP, Product and Technology	179
Robert Bertz, Chief Financial Officer	—
All current named executive officers as a group (3 persons)	179
All employees (including current executive officers)	400,865
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy at the 2023 Annual Meeting is required to approve the Amended and Restated ESPP. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted for purposes of determining the number of shares represented and voted on this proposal in the meeting and, accordingly, will not affect the outcome of this proposal. Shares represented by properly executed proxies of record holders will be voted, if specific instructions are not otherwise given, in favor of this proposal.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF
THE AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4 - NON-BINDING ADVISORY VOTE ON THE
2022 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required pursuant to Section14A of the Exchange Act, we are providing our stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers for 2022 as disclosed in this proxy statement in accordance with SEC rules. This non-binding advisory vote is commonly referred to as a “say-on-pay” proposal.
As discussed in this proxy statement, the Compensation Committee believes that the compensation arrangements for our named executive officers for the year ended December 31, 2022 are reasonable and appropriate and are the result of a considered approach designed to retain and motivate the Company’s experienced group of named executive officers and to correlate potential rewards to the Company’s executives with the business and financial performance of the Company. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.
Proposal
The compensation committee and our Board are asking our stockholders to indicate their support for the compensation of our named executive officers for the year ended December 31, 2022 as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of Marin Software Incorporated’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the accompanying narrative disclosures set forth in the proxy statement relating to Marin Software Incorporated’s 2023 annual meeting of stockholders.”
Effect of Vote
Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.
Vote Required
A quorum being present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to approve this resolution Even though this vote will neither be binding on the Company, the Compensation Committee or the Board nor will it create or imply any change in the duties of, or impose any additional fiduciary duty on, the Company, the Compensation Committee or the Board, the Compensation Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST this proposal. Broker non-votes will have no effect on this proposal.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
2022 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS
PROXY STATEMENT.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our audit committee has selected Grant Thornton LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2023. As a matter of good corporate governance, our audit committee has decided to submit its selection of its principal independent registered public accounting firm to stockholders for ratification. In the event that Grant Thornton LLP is not ratified by our stockholders, the audit committee will review its future selection of Grant Thornton LLP as our principal independent registered public accounting firm.
Grant Thornton LLP audited our financial statements for fiscal 2022. Representatives of Grant Thornton LLP are expected to be present at the Meeting, in which case they will be given an opportunity to make a statement at the Meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Grant Thornton LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, Grant Thornton LLP provided various other services during fiscal 2021 and 2022.
Our audit committee has determined that Grant Thornton LLP’s provision of these services, which are described below, does not impair Grant Thornton’s independence from the Company. During fiscal 2021 and fiscal 2022, fees for services provided by Grant Thornton LLP were as follows:
Fees Billed to Marin	Fiscal 2021	Fiscal 2022
Audit fees(1)	$871,895	$940,400
Audit-related fees	—	—
Tax fees(2)	28,489	9,738
All other fees	—	—
Total fees	$900,384	$950,138
(1)
“Audit fees” include fees and expenses for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
“Tax fees” include fees and expenses for tax compliance and advice, and encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits. In fiscal 2021, “tax fees” included analysis related to our corporate tax structure.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee. Approximately 3.2% in 2021 and 1.0% in 2022 of the total fees described in the table above related to tax-related matters, with the remaining 96.8% in 2021 and 99.0% in 2022 being related to audit matters.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 15, 2023, by:
•	each of our current directors or director nominees;
•	each of our named executive officers during fiscal 2022; and
•	all of our directors, director nominees and executive officers as a group.
To our knowledge, no stockholder was the beneficial owner of more than 5% of our outstanding common stock as of February 15, 2023.
Percentage ownership of our common stock is based on 17,235,010 shares of our common stock outstanding on February 15, 2023. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options and restricted stock units that are currently exercisable or subject to settlement or that will become exercisable or subject to settlement within 60 days of February 15, 2023 to be outstanding and to be beneficially owned by the person or entity for the purpose of computing the percentage ownership of that person. We did not deem these as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals named below is c/o Marin Software Incorporated, 845 Market Street, Suite 450, San Francisco, California 94103.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Directors and Named Executive Officers
L. Gordon Crovitz(1)	123,584	*
Donald P. Hutchison(2)	123,669	*
Brian Kinion(3)	115,735	*
Christopher Lien(4)	353,009	2.0
Daina Middleton(5)	151,607	*
Diena Lee Mann(6)	6,787	*
Wister Walcott(7)	152,722	*
Robert Bertz(8)	33,928	*
All directors and named executive officers as a group (8 persons)(9)	1,061,041	6.1
5% or Greater Stockholders
Royce & Associates, LP(10)	909,402	5.3
*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	Consists of (a) 69,847 shares of our common stock, and (b) 53,737 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2023.
(2)	Consists of (a) 69,847 shares of our common stock and (b) 53,822 shares of our common stock issuable to Mr. Hutchison upon exercise of stock options exercisable within 60 days of February 15, 2023.
(3)	Consists of (a) 82,819 shares of our common stock and (b) 32,916 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2023.
(4)
Consists of (a) 23,607 shares of our common stock, (b) 219,569 shares of our common stock held directly by the Lien Revocable Trust dated 7/8/2003, of which Mr. Lien is a co-trustee, (c) 71,143 shares of our common stock issuable to Mr. Lien upon exercise of stock options exercisable within 60 days of February 15, 2023, (d) 19,285 shares of our common stock held by the Chris Lien 2013 Annuity Trust, (e) 19,285 shares of our common stock held by the Rebecca Lien 2013 Annuity Trust, and (f) 120 shares held by Rebecca Lien.

(5)	Consists of (a) 97,819 shares of our common stock and (b) 53,788 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2023.
(6)	Consists of 6,787 shares of our common stock.
(7)	Consists of (a) 119,864 shares of our common stock, and (b) 32,858 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2023.

(8)	Consists of 33,928 shares of our common stock.
(9)	Includes (a) 762,777 shares of common stock, and (b) 298,264 shares issuable upon exercise of stock options exercisable within 60 days of February 15, 2023.
(10)
Based on information contained in a Schedule 13G filed with the SEC by Royce & Associates, LP on January 31, 2023. Royce & Associates, LP is an indirect majority owned subsidiary of Franklin Resources, Inc. The address for Royce & Associates, LP is 745 Fifth Avenue, New York, NY, 10151.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of February 15, 2023, and their positions are shown below.
Name	Age	Position
Christopher Lien	56	Chief Executive Officer
Robert Bertz	59	Chief Financial Officer
Wister Walcott	56	Co-Founder, EVP, Product and Technology
Our Board chooses executive officers, who then serve at the board’s discretion. There is no familial relationship between any of the directors or executive officers and any other director or executive officer of the Company.
For information regarding Mr. Lien, please refer to the Continuing Directors section of Proposal No. 1 – “Election of Directors,” above.
Robert Bertz. Mr. Bertz has served as our Chief Financial Officer since December 2019 and as our Vice President and Corporate Controller from April 2019 until December 2019. Before joining us, Mr. Bertz served in various positions at Enphase Energy, Inc., a supplier of solar microinverters, from October 2014 to April 2019, including as the Corporate Controller of Enphase Energy from June 2015 to April 2019. Prior to Enphase Energy, Mr. Bertz served as the Chief Financial Officer and Controller of Civitas Media/Heartland Publications LLC, a newspaper publisher, from May 2011 to April 2014, and as the Chief Financial Officer of Ensenda, Inc., a transportation and logistics company, from December 2008 to May 2011. Prior to this, Mr. Bertz served as the Vice President of Finance and Corporate Controller of ServiceSource International, Inc., a customer journey experience company, from December 2006 to November 2008, as the Corporate Controller of Cost Plus, Inc., a specialty retail store and subsidiary of Bed Bath & Beyond Inc., from 2003 to 2006, and as the Vice President and Corporate Controller of PeoplePC, an internet service provider and subsidiary of EarthLink, Inc., from 1999 to 2002. Mr. Bertz is a licensed Certified Public Accountant (inactive) and received his Bachelor of Business Administration in Accounting from the University of Texas Austin.
Wister Walcott. Mr. Walcott has served as our Co-Founder, Executive Vice President, Product and Technology since September 2016. From February 2015 to July 2016, Mr. Walcott was a principal at Proxita, advising technology companies on product and marketing strategy. From 2006 to March 2012, Mr. Walcott served as our Vice President of Products and Platform, and from March 2012 to January 2015, he served as our Executive Vice President of Products and Platform. From 2004 to 2005, Mr. Walcott was the Vice President of Marketing at Composite Software, an enterprise data integration software provider. Prior to that, Mr. Walcott served as Senior Director of Product Management at Siebel Systems, a CRM software provider, from 1999 to 2004, when it was acquired by Oracle Corporation, an enterprise software company. Prior to Siebel, from 1996 to 1999, Mr. Walcott was the Vice President of Marketing at Pilot Network Services, Inc., an Internet security provider. From 1993 to 1995, and from 1988 to 1991, Mr. Walcott worked at Oracle Corporation, where he held a variety of technical and management positions. Mr. Walcott holds a B.S. in Computer Science (with honors) from Harvard University and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION
Overview
This section provides an overview of the material components of our executive compensation program for each person who served as our principal executive officer and our two executive officers (other than our principal executive officer) who were our most highly-compensated executive officers during fiscal 2022 and who we refer to as our “named executive officers” or “NEOs.” Our named executive officers for fiscal 2022 were:
•	Christopher Lien, our founder and Chief Executive Officer;
•	Wister Walcott, our Co-Founder, Executive Vice President Product and Technology; and
•	Robert Bertz, our Chief Financial Officer.
The compensation earned or paid to our named executive officers for fiscal 2021 and fiscal 2022 is set forth in detail in the Summary Compensation Table and other tables that follow in this section, as well as the accompanying footnotes and commentary relating to those tables and our executive compensation practices.
Summary Compensation Table
The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our named executive officers for all services rendered in all capacities during fiscal 2021 and fiscal 2022:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Christopher Lien Founder, Chief Executive Officer	2022	400,000	—	140,000	257,000	43,189(3)	840,189
	2021	400,000	—	450,400	436,000	32,676(4)	1,319,076
Wister Walcott Co-Founder, EVP Product & Technology	2022	300,000	—	105,000	96,375	3,370(5)	504,745
	2021	300,000	—	337,800	163,500	3,370(6)	804,670
Robert Bertz Chief Financial Officer	2022	300,000	—	96,250	96,375	31,559(7)	524,184
	2021	285,417	—	309,650	155,552	23,714(8)	774,333
(1)
The amount shown in this column represents the full grant date fair value of RSU awards granted, as computed in accordance with ASC 718. For fiscal 2022, the assumptions used in calculating the grant date fair value are set forth in Notes 9 and 10 to the audited consolidated financial statements included in the 2022 Form 10-K. Note that the amount reported in this column reflects the accounting cost for these RSU awards and do not correspond to the actual economic value that may be received.

(2)	The amounts in this column represent total performance-based bonuses earned for services rendered in fiscal 2021 and fiscal 2022 pursuant to the terms of our Executive Bonus Compensation Plan.
(3)
Includes $38,786 in medical insurance premiums coverage that we paid on Mr. Lien’s behalf, $3,013 in premiums paid by us for long-term disability benefits, $390 in premiums paid by us for group term life insurance benefits, and $1,000 in matching contributions to a 401(k) plan.

(4)
Includes $29,273 in medical insurance premiums coverage that we paid on Mr. Lien’s behalf, $3,013 in premiums paid by us for long-term disability benefits, and $390 in premiums paid by us for group term life insurance benefits.

(5)	Includes $2,980 in premiums paid by us for long-term disability benefits, and $390 in premiums paid by us for group term life insurance benefits.
(6)	Includes $2,980 in premiums paid by us for long-term disability benefits, and $390 in premiums paid by us for group term life insurance benefits.
(7)
Includes $27,150 in medical insurance premiums coverage that we paid on Mr. Bertz’s behalf, $3,644 in premiums paid by us for long-term disability benefits, $390 in premiums paid by us for group term life insurance benefits, and $375 in matching contributions to a 401(k) plan.

(8)
Includes $20,491 in medical insurance premiums coverage that we paid on Mr. Bertz’s behalf, $2,833 in premiums paid by us for long-term disability benefits and $390 paid by us for group term life insurance benefits.

Discussion of Executive Compensation
Compensation Philosophy
We believe that our executive compensation program should be designed to achieve the following objectives:
•	retain the senior executive talent necessary to allow us to continue to execute on our strategic plans to try to return to growth in order to increase long-term value and drive stockholder return;
•	motivate and retain senior executive talent through a compensation system that provides opportunities for them to earn additional compensation by achieving business and financial success; and
•	align our compensation practices with market practices and address current market conditions.
In evaluating our executive compensation practices, our Compensation Committee considers many factors, including, among other things:
•	our business performance and forecasts;
•	the performance of our executive team and assessments of our management team by our Chief Executive Officer;
•	advice and analyses from the Compensation Committee’s independent compensation advisor, Compensia; and
•	market practices and conditions in the communities in which we operate.
The Compensation Committee values the perspectives and concerns of our stockholders regarding executive compensation. At the 2021 Annual Meeting of Stockholders that was held on June 2, 2021, we sought a non-binding advisory vote on the compensation of our named executive officers for 2020. This Say-on-Pay proposal was approved with a vote of 62.7%. We sought a similar non-binding advisory vote on the compensation of our named executive officers for 2021 at the 2022 Annual Meeting of Stockholders that was held on June 8, 2022. This Say-on-Pay proposal was approved with a vote of 58.5%.
The Compensation Committee recognizes that these voting results are below averages for comparable companies and intends to try to take steps to engage better with our stockholders and address concerns of stockholders about our compensation practices. In considering the voting results on the recent Say-on-Pay proposals, the Compensation Committee considered the following factors, among other things:
•
We believe that there is relatively low institutional ownership of our outstanding shares and that a very high percentage of our outstanding shares are held by retail investors. One consequence of having this retail-heavy mix of stockholders, is that there are not many institutional stockholders for us to try to engage and consult with regarding our executive compensation practices, and that the traditional means that companies use to engage with their stockholders (i.e., one-on-one meetings with institutional stockholders, covering large percentages of their stockholder base) are generally not available to us. Our management team makes itself available to stockholders that contact us to discuss our business, and we are evaluating alternative ways to engage better with our stockholders, which may include virtual presentations to share information about our business and company.

•
We believe that another consequence of our retail-heavy stockholder base is that we have generally lower voting turnouts at our annual stockholder meetings than for comparable public companies with more institutional shareholder ownership. We believe that retail shareholders are generally less focused on voting on company matters than institutional stockholders. At our 2021 Annual Meeting of Stockholders that was held on June 2, 2021, stockholders holding only 55.8% of our outstanding shares were represented at the meeting. At our 2022 Annual Meeting of Stockholders that was held on June 8, 2022, stockholders holding only 50.6% of our outstanding shares were represented.

The voting result in the 2022 Say-on-Pay proposal was also affected by a large number of abstentions that were received on the proposal. At the 2022 Annual Meeting of Stockholders, 1,929,716 shares were voted in favor of the 2022 Say-on-Proposal, 415,167 were voted against and there were 952,622 abstentions. For the purposes of Say-on-Proposals, abstentions have the same effect as a vote against the proposal.

•
As a smaller reporting company, we are not required to publish a Compensation Discussion and Analysis section in this annual proxy statement like most larger companies. We have included additional commentary about our executive compensation practices in this proxy statement to try to share more information about our compensation practices with our stockholders.

As discussed in this proxy statement, the Compensation Committee believes that the compensation arrangements for our named executive officers for fiscal 2022 are reasonable and appropriate and are the result of a considered approach designed to retain and motivate the Company’s experienced group of named executive officers and to correlate potential rewards to the Company’s executives with the business and financial performance of the Company.
Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee has the authority to make all determinations regarding the engagement, fees and services of these advisors, and any such advisor reports directly to the Committee. For fiscal 2022, the Committee engaged Compensia as its independent compensation consultant. Compensia representatives attended certain Compensation Committee meetings and periodically met with members of our management team in the course of carrying out its work. The Compensation Committee has evaluated Compensia’s independence pursuant to Nasdaq listing standards and the relevant SEC rules and determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Base Salary
Base salary represents the fixed portion of the compensation for our NEOs and is intended to attract and retain highly talented individuals. For fiscal 2022, the Compensation Committee did not approve any increases to the base salaries for our named executive officers. The base salaries for our named executive officers have not generally increased for a few years. The 2022 base salaries for the named executive officers were the same as at the end of 2021 and as at the end of 2020, with the exceptions that (1) temporary salary reductions that were implemented during 2020 in connection with the outbreak of the COVID-19 pandemic were reversed effective as of January 1, 2021, and (2) the base salary for Mr. Bertz was increased from $275,000 to $300,000 in August 2021. The following table states the annual base salary for each of our NEOs for each of 2021 and 2022:
Name and Principal Position	Fiscal 2021 Annual Base Salary	Fiscal 2022 Annual Base Salary
Christopher Lien, Founder, Chief Executive Officer	$400,000	$400,000
Wister Walcott, Co-Founder, EVP Product & Technology	$300,000	$300,000
Robert Bertz, Chief Financial Officer	$285,417(1)	$300,000
(1)	The amount shown is the prorated annual base salary amount for 2021. Mr. Bertz’s base salary was increased from $275,000 to $300,000 on August 1, 2021.
Annual Cash Incentive Payments
We have adopted an Executive Bonus Compensation Plan, which is designed to reward our NEOs and other employees for achieving financial goals. Our NEOs and the other participants in the plan are eligible to earn cash incentive payments based upon an individual at-target incentive opportunity, which is assigned individually and expressed as a percentage of the participant’s annual base salary earned during that portion of the year in which he is designated a participant in the plan. The actual incentive payment amount is determined based on the satisfaction of certain performance criteria. Executives must be employed on the date of payment to receive a bonus under the Executive Bonus Compensation Plan.
For fiscal 2021, the Board, after review by the Compensation Committee, approved revenue and ending cash balance goals in April 2021 for purposes of the 2021 Executive Bonus Compensation Plan. The Compensation Committee believed that these revenue and cash balance performance measures represented the most critical measures of success of the Company for 2021. Seventy-five percent (75%) of the potential cash incentive amount was to be determined based upon the Company’s achievement of 2021 revenue goals and 25% of the amount was to be determined based upon the Company’s achievement of ending cash balance goals. In September 2021 after we raised proceeds from our “at-the-market” securities offering, the Board approved a modification to the Executive Bonus Plan for 2021 (the “Modified 2021 Plan”), which applied to certain participants, including the NEOs. The Board approved the Modified 2021 Plan to provide management an opportunity to achieve an additional 25% of their annual target bonus amounts if certain specified performance goals were achieved by the Company over the remainder of 2021. In February 2022, the Compensation Committee determined that our 2021 revenue performance and ending cash balance resulted in 89% attainment of the goals originally established under the Modified 2021 Plan and that the Company had achieved most of the specified performance goals and approved cash incentive payments to management of an additional 20% of their annual target cash incentive payment amounts, for total cash incentive payments under the Modified 2021 Plan of 109% of the target annual cash incentive payment amounts for the NEOs. Each of these cash incentive payments was paid in fiscal 2022.
For fiscal 2022, the Compensation Committee set performance goals in June 2022 for purposes of the 2022 Executive Bonus Compensation Plan. For fiscal 2022, the Compensation Committee approved a plan with just revenue targets, removing the additional ending cash balance targets used in the Modified 2021 Plan. The Compensation Committee also approved paying the cash incentive payments on a quarterly basis for 2022, rather than annually as was the case in fiscal 2021, and set quarterly revenue targets for 2022. Following the completion of the relevant calendar quarter in 2022, the Compensation Committee determined that the Company had achieved 75% of the revenue target for the first quarter, 66% of the revenue target for the second quarter, 64% of the revenue target for the third quarter, and 52% of the revenue target for the fourth quarter. The Compensation Committee approved the payout of quarterly cash incentive payments to each of the NEOs at the same percentage of their quarterly target bonus amount. The quarterly cash incentive payment with respect to the fourth quarter of 2022 was paid in fiscal 2023. These cash incentive payments resulted in an aggregate payout of cash incentive payments for 2022 in an amount equal to 64.25% of the target annual cash incentive payment for each of the NEOs, which was substantially less than the aggregate cash incentive payments for 2021.
The following table states the aggregate cash incentive payments for each of our NEOs for each of 2021 and 2022:
Name and Principal Position	Fiscal 2021 Total Cash Incentive Payment	Fiscal 2022 Total Cash Incentive Payment
Christopher Lien, Founder, Chief Executive Officer	$436,000	$257,000
Wister Walcott, Co-Founder, EVP Product & Technology	$163,500	$96,375
Robert Bertz, Chief Financial Officer	$155,552	$96,375
Equity Incentive Awards
Our equity incentive awards are designed to align our employees’, including our NEOs’, interests with those of our stockholders. Stock options and RSUs may be granted to our employees, including our NEOs, under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”). In June 2022, the Compensation Committee made RSU awards covering 80,000, 60,000 and 55,000 shares of common stock to Mr. Lien, Mr. Walcott, and Mr. Bertz, respectively, where each such award vests as follows: 50% of the shares will vest on June 13, 2023 and the remaining 50% of the shares will vest on June 13, 2024, subject to such NEO continuing to provide services to the Company. The Compensation Committee awarded the NEOs these RSU awards to promote retention. These RSU grants that were awarded in 2022 covered the same numbers of shares and had the same vesting terms as the RSU grants that were awarded to the NEOs in 2021. The grant date fair value of the RSU awards that were made in 2022 were substantially less than the grant date fair value of the RSU awards that were made in 2021, considering that the closing price of our shares was $1.75 on the grant date in 2022, as compared to $5.63 on the grant date in 2021.

No stock options were granted to the NEOs in 2021 or 2022.
The following table states the equity awards granted to each of our NEOs during each of 2021 and 2022:
Name and Principal Position	Fiscal 2021 RSU Award (number of shares)	Fiscal 2021 Grant Date Fair Value of RSU Award ($)(1)	Fiscal 2022 RSU Award (number of shares)	Fiscal 2022 Grant Date Fair Value of RSU Award ($)(1)
Christopher Lien, Founder, Chief Executive Officer	80,000	$450,400	80,000	$140,000
Wister Walcott, Co-Founder, EVP Product & Technology	60,000	$337,800	60,000	$105,000
Robert Bertz, Chief Financial Officer	55,000	$309,650	55,000	$96,250
(1)
The amount shown in this column represents the full grant date fair value of RSU awards granted, as computed in accordance with ASC 718. For fiscal 2022, the assumptions used in calculating the grant date fair value are set forth in Notes 9 and 10 to the audited consolidated financial statements included in our 2022 Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these RSU awards and do not correspond to the actual economic value that may be received.

Health and Welfare Benefits
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of our other employees. We do not maintain any executive-specific benefit or perquisite programs or offer excessive perquisites to our executive officers.

Pay versus Performance Table
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)(2)	Average Summary Compensation Table Total for non-CEO NEOs(3)	Average Compensation Actually Paid to non-CEO NEOS(1)(3)(4)	Total Shareholder Return(5)	Net Income/(Loss)(6)
2022	$840,189	$541,726	$514,465	$285,131	$49.50	($18,227)
2021	$1,319,076	$1,210,070	$789,502	$725,145	$183.66	($12,944)
(1)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the NEOs and non-CEO NEOs as required by Item 402(v) of Regulation S-K, as set forth in the table below. The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns has been estimated pursuant to the guidance in ASC Topic 718 by reference to (1) for RSUs, our closing price on applicable year-end date(s) or, in the case of vesting dates, the closing price on the vesting date, and (2) for stock options, a Black-Scholes value as of the applicable year end or vesting date(s), determined based on the same methodology as was used to determine the grant date fair value but using the closing price on the applicable revaluation date as the current market price and with an expected life set equal to the ratio of the original expected life relative to the 10-year contractual life multiplied by the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk-free rates determined as of the revalution date based on the expected life period and based on an expected dividend rate of 0%.

(2)	The amounts shown in this column are calculated by making the following adjustments to the totals in the Summary Compensation Table Mr Lien:
	CEO
Prior Fiscal Year End	12/31/2020	12/31/2021
Current Fiscal Year End	12/31/2021	12/31/2022
Fiscal Year	2021	2022
Summary Compensation Table Total	$1,319,076	$840,189
Less Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year;	$(450,400)	$(140,000)
Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year;	$296,800	$80,000
Plus Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years;	$51,632	($142,998)
Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year;	—	—
Plus Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;	$(7,037)	$(95,465)
Less Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$1,210,070	$541,726
(3)	Average of amounts for Wister Walcott and Robert Bertz.

(4)	The amounts shown in this column are calculated by making the following adjustments to the average of the totals in the Summary Compensation Table for Wister Walcott and Robert Bertz:
	Average of non-CEO NEOs
Prior Fiscal Year End	12/31/2020	12/31/2021
Current Fiscal Year End	12/31/2021	12/31/2022
Fiscal Year	2021	2022
Summary Compensation Table Total	$789,547	$514,465
Less Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year;	$(323,725)	$(100,625)
Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year;	$213,325	$57,500
Plus Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years;	$45,419	$(106,706)
Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year;	—	—
Plus Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;	$625	$(79,503)
Less Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$725,190	$285,131
(5)
Cumulative TSR is calculated by determining the value at the end of the applicable year of the number of shares that could be purchased with $100 as of December 31, 2020, calculated using the closing trading price of the Company’s common stock as of December 31, 2021 or December 31, 2022, as applicable. The Company does not pay dividends.

(6)	The dollar amounts reported represent the amount of net income/(loss) reflected in our audited financial statements for the applicable fiscal year.
Analysis of Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationship between information presented in Pay versus Performance table.
Description of Relationship between CEO and Non-CEO NEO Compensation Actually Paid and Company Total Shareholder Return. The following chart sets forth the Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs and our cumulative TSR over the two most recently completed fiscal years. We do not use cumulative TSR as a performance measure in our executive compensation program. However, there is general alignment of Compensation Actually Paid and our cumulative TSR as a significant portion of the compensation paid to our NEOs is comprised of equity awards, the value of which is dependent on our stock price.

Description of Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Net Income. The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our net income during the two most recently completed fiscal years. We do not use net income as a performance measure in our overall executive compensation program.

Outstanding Equity Awards as of December 31, 2022
The following table provides information regarding each unexercised stock option and outstanding RSU awards held by our named executive officers as of December 31, 2022.
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
Christopher Lien	7,143	—	68.18	5/11/24	—	—
	10,428	—	45.36	3/8/25	—	—
	8,572	—	15.05	5/9/26	—	—
	45,000	15,000(3)	4.00	5/12/29	—	—
	—	—	—	—	40,000(4)	40,000
	—	—	—	—	80,000(5)	80,000
Wister Walcott	32,858	—	17.15	9/6/26	—	—
					11,250(6)	11,250
					30,000(7)	30,000
					60,000(8)	60,000
Robert Bertz					5,000(9)	5,000
					5,000(10)	5,000
					27,500(11)	27,500
					55,000(12)	55,000
(1)
Outstanding equity awards were granted under our 2013 Plan. All stock options expire 10 years after the date of grant. In general, the unvested shares subject to a stock option will expire prior to the stock option’s stated expiration date in the event of the optionee’s termination of employment. See “Potential Payments upon Employment Termination and Change in Control Events” for additional information.

(2)	The market value of the unvested shares subject to the RSU awards were computed using $1.00, which was the closing price of our common stock on The Nasdaq Global Market on December 31, 2022.
(3)
The stock option award to purchase a total of 60,000 shares was granted in May 2019 with a vesting commencement date of May 13, 2019. 15,000 of the shares of our common stock subject to the stock option vested on each of May 13, 2020, May 13, 2021 and May 13, 2022. The remaining 15,000 shares subject to the stock option will vest on May 13, 2023 so long as Mr. Lien continues to provide services to the Company, such that the shares subject to the stock option will be fully vested on May 13, 2023.

(4)
The RSU award was granted on August 11, 2021 with respect to a total of 80,000 shares. 40,000 of the shares of our common stock subject to the RSU award vested on August 11, 2022. The remaining 40,000 shares of our common stock subject to the RSU award will vest on August 11, 2023 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on August 11, 2023.

(5)
The RSU award was granted on June 13, 2022 with respect to a total of 80,000 shares. The shares of our common stock subject to the RSU award will vest on an equal annual basis on each anniversary of the grant date over the two years following the grant date so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on June 13, 2024.

(6)
The RSU award was granted on May 13, 2019 with respect to a total of 45,000 shares. The shares of our common stock subject to the RSU award vested as to 11,250 of the shares subject to the RSU award on each of May 13, 2020, May 13, 2021 and May 13, 2022. The remaining 1,250 shares subject to the RSU award will vest on May 13, 2023 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on May 13, 2023.

(7)
The RSU award was granted on August 11, 2021 with respect to a total of 60,000 shares. 30,000 of the shares of our common stock subject to the RSU award vested on August 11, 2022. The remaining shares of our common stock subject to the RSU award will vest on August 11, 2023 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on August 11, 2023.

(8)
The RSU award was granted on June 13, 2022 with respect to a total of 80,000 shares. The shares of our common stock subject to the RSU award will vest on an equal annual basis on each anniversary of the grant date over the two years following the grant date so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on June 13, 2024.

(9)
The RSU award was granted on May 7, 2019 with respect to a total of 20,000 shares. The shares of our common stock subject to the RSU award vested as to 5,000 of the shares subject to the RSU award on each of May 7, 2020, May 7, 2021 and May 7, 2022. The remaining 5,000 shares subject to the RSU award will vest on May 7, 2023 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on May 7, 2023.

(10)
The RSU award was granted on December 9, 2019 with respect to a total of 20,000 shares. The shares of our common stock subject to the RSU award vested as to 5,000 of the shares subject to the RSU award on each of December 9, 2020, December 9, 2021 and December 9, 2022. The remaining 5,000 shares subject to the RSU award will vest on December 9, 2023 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on December 9, 2023.

(11)
The RSU award was granted on August 11, 2021 with respect to a total of 55,000 shares. 27,500 of the shares of our common stock subject to the RSU award vested on August 11, 2022. The remaining 27,500 shares of our common stock subject to the RSU award will vest on August 11, 2023 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on August 11, 2023.

(12)
The RSU award was granted on June 13, 2022 with respect to a total of 55,000 shares. The shares of our common stock subject to the RSU award will vest on an equal annual basis on each anniversary of the grant date over the two years following the grant date so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on June 13, 2024.

Offer Letters and Arrangements
We have entered into employment offer letters with each of our named executive officers.
Christopher Lien. We entered into an offer letter agreement with Mr. Lien, our Chief Executive Officer, in August 2016. Pursuant to the offer letter, Mr. Lien’s initial base salary was established at $400,000 per year. He was eligible to receive a bonus targeted at 100% of his base salary, prorated for the portion of fiscal 2016 that he was employed at the Company. Mr. Lien’s employment is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.
Wister Walcott. We entered into an offer letter agreement with Mr. Walcott, our Co-Founder, Executive Vice President Product and Technology, in August 2016. Pursuant to the offer letter, Mr. Walcott’s initial base salary was established at $300,000 per year. He was eligible to receive a bonus targeted at 50% of his base salary, prorated for the portion of fiscal 2016 that he was employed at the Company. On September 7, 2016, in accordance with the terms of his offer letter, Mr. Walcott was granted a stock option to purchase 32,858 shares of our common stock at an exercise price of $17.15 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board. This option is subject to vesting, with 25% of the shares vesting on the first anniversary of the vesting commencement date and the remainder vesting monthly over the remaining three years, such that the shares subject to the option would be fully vested in October 2020. Mr. Walcott’s employment is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.
Robert Bertz. We entered into an offer letter agreement with Mr. Bertz, our Chief Financial Officer, in December 2019 upon his promotion to Chief Financial Officer. Pursuant to the offer letter, Mr. Bertz’s initial base salary was established at $275,000 per year. He was eligible to receive a bonus targeted at 50% of his base salary, prorated for the portion of fiscal 2019 that he was employed at the Company as Chief Financial Officer. On May 7, 2019, in accordance with the terms of his original offer letter to serve as our Controller, Mr. Bertz was granted a RSU award with respect to 20,000 shares. This RSU is subject to vesting, with 25% of the shares vesting on May 7, 2020 and the remainder vesting annually over the next three years thereafter subject to Mr. Bertz continuing to provide services to the Company, such that the shares subject to the RSU would be fully vested in May 2023. On December 9, 2019, in accordance with the terms of his December 2019 offer letter to serve as our Chief Financial Officer, Mr. Bertz was granted an additional RSU award with respect to 20,000 shares. This RSU is subject to vesting, with 25% of the shares vesting on December 9, 2020 and the remainder vesting annually over the next three years thereafter subject to Mr. Bertz continuing to provide services to the Company, such that the shares subject to the RSU would be fully vested in December 2023. Mr. Bertz’s base salary was increased to $300,000 per year effective as of August 1, 2021. Mr. Bertz’s employment is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.

Potential Payments upon Employment Termination and Change in Control Events
Messrs. Lien, Walcott and Bertz are each party to a Change in Control and Severance Agreement with the Company that provide for potential payments and benefits in the event of employment termination.
Mr. Lien’s Change in Control and Severance Agreement provides as follows:
•
Term: The agreement became effective on April 12, 2018 for an initial three-year term, and, in accordance with its terms, automatically renewed for an additional three year beginning as of April 12, 2021. The agreement provides that it terminates upon the earlier of April 12, 2024 or the date Mr. Lien’s employment is terminated for a reason other than a “qualifying termination.” A “qualifying termination” is defined as (1) a “change in control qualifying termination”, or a separation occurring within three months preceding or 12 months following a change in control resulting from termination of Mr. Lien’s employment for any reason other than cause or Mr. Lien voluntarily resigning his employment for good reason; or (2) a separation that is not a “change in control qualifying termination” resulting from termination of Mr. Lien’s employment for any reason other than cause or Mr. Lien voluntarily resigning his employment for good reason. The agreement shall automatically renew and continue in effect for three year periods from each scheduled expiration date, unless the Company provides notice of non-renewal at least three months prior to a scheduled expiration date.

•
Termination other than in connection with a change in control. In the event of a termination without cause other than in connection with a change in control, Mr. Lien would be entitled to receive severance benefits equal to nine months of his then current annual base salary, 75% of his annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for nine months.

•
Termination in connection with a change in control. In the event of a qualifying termination, following a change in control (as defined in the severance agreement) of our Company, Mr. Lien would be entitled to receive severance benefits equal to 18 months of his then-current annual base salary, 150% of his annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for 18 months. In addition, the shares underlying all unvested equity awards held by him or her immediately prior to such termination will become vested and exercisable in full.

Mr. Walcott’s Change in Control and Severance Agreement provides as follows:
•
Term: The agreement became effective on April 12, 2018 for an initial three-year term and, in accordance with its terms, automatically renewed for an additional three year beginning as of April 12, 2021. The agreement provides that its terminates upon the earlier of April 12, 2024 or the date employment is terminated for a reason other than a “qualifying termination.” A “qualifying termination” is defined as (1) a “change in control qualifying termination”, or a separation occurring within three months preceding or 12 months following a change in control resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason; or (2) a separation that is not a “change in control qualifying termination” resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason. The agreement shall automatically renew and continue in effect for three year periods from each scheduled expiration date, unless the Company provides notice of non-renewal at least three months prior to a scheduled expiration date.

•
Termination other than in connection with a change in control. In the event of a termination without cause other than in connection with a change in control, the executive would be entitled to receive severance benefits equal to six months of his then current annual base salary, 50% of the executive’s annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for six months.

•
Termination in connection with a change in control. In the event of a qualifying termination, following a change in control (as defined in the severance agreement) of our Company, the executive would be entitled to receive severance benefits equal to 12 months of his then-current annual base salary, 100% of the executive’s annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for 12 months. In addition, the shares underlying all unvested equity awards held by him immediately prior to such termination will become vested and exercisable in full.

The Company entered into a Change in Control and Severance Agreement with Mr. Bertz in December 2019. The Company subsequently entered into an Amended and Restated Change in Control and Severance Agreement with Mr. Bertz in January 2021, which provides for certain increased benefits to Mr. Bertz in the event of certain terminations as compared to the original agreement. Such amendment aligned Mr. Bertz’s benefits under this agreement with those of our other executive officers. Mr. Bertz’s current Change in Control and Severance Agreement provides as follows:
•
Term: The agreement became effective on January 28, 2021 and terminates upon the earlier of January 28, 2024 or the date employment is terminated for a reason other than a “qualifying termination.” A “qualifying termination” is defined as (1) a “change in control qualifying termination”, or a separation occurring within three months preceding or 12 months following a change in control resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason; or (2) a separation that is not a “change in control qualifying termination” resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason. The agreement shall automatically renew and continue in effect for three year periods from each scheduled expiration date, unless the Company provides notice of non-renewal at least three months prior to a scheduled expiration date.

•
Termination other than in connection with a change in control. In the event of a termination without cause other than in connection with a change in control, the executive would be entitled to receive severance benefits equal to six months of his then current annual base salary (which previously had been three months), 50% of the executive’s annual target bonus at the then-current rate (which previously had been 25%), and the monthly benefits premium under COBRA for six months(which previously had been three months).

•
Termination in connection with a change in control. In the event of a qualifying termination, following a change in control (as defined in the severance agreement) of our Company, the executive would be entitled to receive severance benefits equal to 12 months of his then-current annual base salary (which previously had been six months), 100% of the executive’s annual target bonus at the then-current rate (which previously had been 50% plus the pro rata portion of his unpaid target bonus for the period of completed service) and the monthly benefits premium under COBRA for 12 months (which previously had been six months). In addition, the shares underlying all unvested equity awards held by him immediately prior to such termination will become vested and exercisable in full.

We believe that these protections assisted us in attracting these individuals to join and stay at our Company. We also believe that these protections serve our executive retention objectives by helping the named executive officers maintain continued focus and dedication to his responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of our Company. The terms of these agreements were determined after review by our Board or the compensation committee, as applicable, of our retention goals for each executive officer.

The table below presents estimated payments and benefits that would have been provided to Messrs. Lien, Walcott and Bertz, assuming their respective qualifying terminations as of December 31, 2022. As a condition of receiving any severance benefits in connection with the change in control agreements, each named executive officer must execute a full waiver and release of all claims in our favor. In addition to the benefits described in the tables below, upon termination of employment each executive officer may be eligible for other benefits that are generally available to all salaried employees, such as life insurance, long-term disability, and 401(k) benefits.
	Chris Lien	Wister Walcott	Robert Bertz
Termination after Change of Control:
Cash Severance(1)	$1,200,000	$450,000	$450,000
Post-termination COBRA Reimbursement(2)	62,619	—	28,940
Acceleration of Stock Options and RSUs(3)	120,000	101,250	92,500
Total	$1,382,619	$551,250	$571,440
Termination not in connection with Change of Control:
Cash Severance(4)	$600,000	$225,000	$225,000
Post-termination COBRA Reimbursement(5)	31,309	—	14,470
Total	$631,309	$225,000	$239,470
(1)	Mr. Lien would receive 18 months of base salary and 150% of his annual target bonus. Mr. Walcott and Mr. Bertz would each receive 12 months of base salary and 100% of his annual target bonus.
(2)
Mr. Lien would receive 18 months of COBRA benefits reimbursement and Mr. Bertz would receive 12 months of COBRA benefits reimbursement. Mr. Walcott elected not to receive benefits from the Company that would be eligible for continuation under COBRA. As a result, Mr. Walcott would not be eligible for post-termination COBRA benefits reimbursement.

(3)
As of December 31, 2022, Mr. Lien had 120,000 unvested RSUs, Mr. Walcott had 101,250 unvested RSUs and Mr. Bertz had 92,500 unvested RSUs. The closing price of our common stock on The Nasdaq Global Market as of December 31, 2022 was $1.00.

(4)	Mr. Lien would receive nine months of base salary and 75% of his annual target bonus; Mr. Walcott and Mr. Bertz would each receive six months of base salary and 50% of his target bonus.
(5)
Mr. Lien would receive nine months of COBRA benefits reimbursement and Mr. Bertz would receive six months of COBRA benefits reimbursement. Mr. Walcott elected not to receive benefits from the Company that would be eligible for continuation under COBRA. As a result, Mr. Walcott would not be eligible for post-termination COBRA benefits reimbursement.

In addition to the arrangements described above, upon a termination of employment Mr. Walcott is eligible to receive any benefits accrued under our broad-based benefit plans in accordance with those plans and policies.
Other Compensation Policies
Say-on-Frequency Advisory Votes
In accordance with the rules of the SEC, we provide our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote and must be submitted to stockholders at least once every six years. We last held a say-on-frequency vote in 2020 and our next scheduled say-on-frequency vote will be held at our next annual meeting in 2026. Say-on-frequency votes have generally not affected the company’s executive compensation decisions and policies.
Stock Ownership Guidelines
Currently, we have not implemented a policy regarding minimum stock ownership requirements for our executive officers, including the named executive officers.
Compensation Recovery Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (clawback) policy covering our annual and long-term incentive award plans and arrangements.

Derivatives Trading and Hedging Policy
Our insider trading policy prohibits the use of puts, calls or shorts related to our shares by our directors, officers and employees.
Share Pledging Policy
Our insider trading policy provides that no employee, officer or director may purchase Company securities on margin, borrow against any account in which Company securities are held, or pledge Company securities as collateral for a loan. Notwithstanding the foregoing, an employee who is not an officer or director may pledge Company securities as collateral for a loan (not including margin debt) if such employee can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. An employee who is not an officer or director wishing to pledge Company securities as collateral for a loan must: (i) submit a request for pre-clearance to our compliance officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge and (ii) provide evidence of the financial capacity to repay the loan without resort to the pledged securities. Our compliance officer, in his or her sole discretion, shall make the determination as to whether the necessary financial capacity has been demonstrated.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2006 Plan, the 2013 Plan and the 2013 ESPP.
Plan category	Number of securities to be issued upon exercise of outstanding options and restricted stock units(#)	Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,150,751(1)	19.59(2)	1,065,192(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,150,751	19.59	1,065,192
(1)	Excludes purchase rights accruing under the 2013 ESPP.
(2)	The weighted average exercise price relates solely to shares subject to outstanding stock options, as shares subject to restricted stock units have no exercise price.
(3)
Consists of 331,554 shares that remained available for purchase under the 2013 ESPP and 733,638 shares of common stock that remained available for grant under the 2013 Plan. Any such shares of common stock that are subject to outstanding awards under the 2006 Plan that are issuable upon the exercise of options that expire or become unexercisable for any reason without having been exercised in full will be forfeited and will be available for future grant and issuance under the 2013 Plan. In addition, the number of shares reserved for issuance under our 2013 Plan increased automatically on the first day of January 2023 by the number of shares equal to the lesser of 5% of the total outstanding shares of our common stock as of the immediately preceding December 31st and a number of shares approved by our Board (which increase was 861,311 shares on January 1, 2023). Similarly, the number of shares reserved for issuance under our 2013 ESPP increased on the first day of January 2023 by the number of shares equal to the lesser of 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded down to the nearest whole share) and a number of shares approved by our Board or our compensation committee, subject to a maximum increase of 100,000 shares (which increase was 100,000 shares on January 1, 2023).

RELATED PARTY TRANSACTIONS
Other than compensation arrangements, including employment, termination of employment and severance and change in control arrangements, since January 1, 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest. In 2022 following her resignation from our audit committee, Ms. Middleton provided certain strategic consulting services to us and we paid her a total of $40,618 in fees and reimbursement of expenses.
Review, Approval or Ratification of Transactions with Related Parties
Our Board has adopted a written related person transactions policy. Under this policy, the audit committee reviews transactions that may be “related-person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members. The audit committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed with our management and Grant Thornton LLP our audited consolidated financial statements for the year ended December 31, 2022. The Audit Committee also has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.
The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence from us.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Brian Kinion, Chair
L. Gordon Crovitz
Diena Lee Mann

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Marin Software Incorporated, 845 Market Street, Suite 450, San Francisco, California 94103, Attn: Corporate Secretary. Any notice of director nomination submitted to us other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act. The deadline for providing notice of a solicitation of proxies in this case is March 19, 2024.
To be timely for the 2024 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than February 3, 2024 and not later than 5:00 p.m. Pacific Time on March 4, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting must be received by us not later than December 6, 2023 in order to be considered for inclusion in our proxy materials for that meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2022, except that a late Form 4 was filed for Robert Bertz on May 17, 2022 to report the partial vesting of an RSU award May 7, 2022.
Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Marin Software Incorporated
845 Market Street, Suite 450
San Francisco, California 94103
Attn: Investor Relations
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future Annual Reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery also can eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Broadridge Corporate Issuer Solutions, Inc., or you are in possession of stock certificates):please visit www.shareholder@broadridge.com.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee. Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call our new transfer agent Broadridge Corporate Issuer Solutions, Inc. at (877) 830-4936 or visit www.shareholder@broadridge.com with questions about electronic delivery.

“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our 2022 Form 10-K and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our 2022 Form 10-K and proxy materials. A set of our 2022 Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will deliver a proxy statement, proxy card, our 2022 Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, 2022 Form 10-K and other proxy materials at no charge, you may write our Investor Relations department at 845 Market Street, Suite 450, San Francisco, California 94103, Attn: Investor Relations, visit http://investor.marinsoftware.com/contact-ir, send an email to ir@marinsoftware.com or call (415) 399-2580.
Any stockholders who share the same address and currently receive multiple copies of our 2022 Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
Our Board does not presently intend to bring any other business before the Meeting and, so far as is known to our Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may arise and properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A
Amended and Restated 2013 Equity Incentive Plan

MARIN SOFTWARE INCORPORATED
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
(Amended and Restated on March 24, 2023)
1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.
2. SHARES SUBJECT TO THE PLAN.
2.1. Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of additional Shares to be reserved and available for grant and issuance pursuant to the Plan as of the Effective Date, is 425,000 Shares and the total number of Shares reserved and available for grant and issuance pursuant to the Plan as of the Effective Date will also include (i) shares that are subject to stock options or other awards granted under the 2006 Equity Incentive Plan and the Plan prior to the Effective Date (collectively, the “Prior Plans”) that cease to be subject to such stock options or other awards, by forfeiture or otherwise, after the Effective Date, (ii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of stock options that are forfeited after the Effective Date, (iii) shares issued under the Prior Plans that are repurchased by the Company at the original issue price or are otherwise forfeited and (iv) shares that are subject to stock options or other awards under the Prior Plans that are used to pay the Exercise Price of an option or withheld to satisfy the tax withholding obligations related to any award.
2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the Exercise Price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or issuance in connection with subsequent Awards under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1 of each of the first ten (10) calendar years following the Effective Date (2024 through 2033), by the lesser of (i) five percent (5%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.
2.5. Limitations. No more than twenty-one million (21,000,000) Shares shall be issued pursuant to the exercise of ISOs granted under the Plan.
2.6. Adjustment of Shares. If the number or class of outstanding Shares are changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), spin-off, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (i)-(v) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, and (d) the maximum number and class of shares that may be issued as ISOs set forth in Section 2.5, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws or other laws; provided that fractions of a Share will not be issued. If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Nothing in this Plan creates an entitlement or right of any Employee, Consultant, Director or Non-Employee Director to any Award unless and until such Award is granted as provided in the Plan.
4. ADMINISTRATION.
4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan and applicable law, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) select persons to receive Awards;
(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest (which may be based on performance criteria) and be exercised or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legal due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e) determine the number of Shares or other consideration subject to Awards;
(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;
(h) grant waivers of Plan or Award conditions;
(i) determine the vesting, exercisability and payment of Awards;
(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k) determine whether an Award has been earned or vested;
(l) determine the terms and conditions of any, and to institute any Exchange Program;
(m) reduce or modify any criteria with respect to Performance Factors;
(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or inequitable results;

(o) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
(p) exercise discretion with respect to Performance Awards;
(q) make all other determinations, including findings of fact, necessary or advisable for the administration of this Plan and for the resolution of disputes regarding the Plan or Awards; and
(r) delegate any of the foregoing to a subcommittee or to one or more officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3. Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4. Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have Employees or other persons eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures, vesting conditions and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary);and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals; provided that no action taken under this Section 4.5 shall increase the share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions. Subject to Section 3, the Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section:
5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”), will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4. Exercise Price. The Exercise Price of each Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the ISO on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through an authorized third-party administrator), and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for any dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(a) Termination of Service. If a Participant’s Service terminates for any reason other than for Cause or because of the Participant’s death or Disability, then the Participant may exercise his or her Options only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates no later than three (3) months after the date the Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options, except as required by applicable law.
(b) Death. If a Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period-as may be determined by the Committee), but in any event no later than the expiration date of the Options, except as required by applicable law.
(c) Disability. If a Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date the Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date the Participant’s Service terminates (or such shorter or longer period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date the Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date the Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(d) Cause. If a Participant’s Service is terminated for Cause, then the Participant’s Options shall expire on the Participant’s date of termination of Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Service could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant Service terminated), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, the Award Agreement or other applicable agreement, Cause shall have the meaning set forth in the Plan.
(e) Unvested Options. Participant’s unvested Options shall expire on the date of Participant’s termination of Service for any reason (unless Participant’s unvested Options are accelerated upon such termination of Service or are required to remain outstanding for some period post-termination in order to remain eligible for acceleration pursuant to an agreement between Participant and the Company).
5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the Treasury Regulations are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.8. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless for the purpose of complying with applicable laws and regulations. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.
5.9. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.
6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director of the Company Shares that are subject to restrictions (“Restricted

Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2. Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by law, no cash consideration will be required in connection with the payment for the Purchase Price where the Committee provides that payment shall be in the form of services rendered. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and with any procedures established by the Company.
6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4. Termination of Service. Except as may be set forth in any Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be exercised and settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares subject to the SAR on the date of grant. A SAR may be subject to satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the SAR.
8.3. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.
8.5. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). No Purchase Price shall apply to an RSU settled in Shares. All RSUs shall be made pursuant to an Award Agreement.
9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be vested or settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be subject to satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any

Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.
9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
9.4 Dividend Equivalent Payments. The Committee may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares; provided that any such dividend equivalent payments will be subject to the same vesting and/or performance requirements as the RSUs and will be delayed until Shares are issued pursuant to the RSU grants. In the discretion of the Committee, such dividend equivalent payments may be paid in cash or Shares. If the Committee permits dividend equivalent payments to be made on RSUs, the terms and conditions for such dividend equivalent payments (consistent with the above) will be set forth in the RSU Agreement.
10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1 Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units and cash-settled Performance Awards as set forth in Sections 10.1(a), 10.1(b) and 10.1(c) below.
(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.
(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.
(c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards, designate the Participants to whom cash-settled Performance Awards are to be awarded and determine the terms and conditions of each such Award.
The amount to be paid under any Performance Award may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
10.2. Terms of Performance Awards. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date the Participant’s Service terminates (unless determined otherwise by the Committee).
11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares acquired pursuant to this Plan may be made in cash or cash equivalents or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a) by cancellation of indebtedness of the Company owed to the Participant;
(b) by surrender of Shares held by the Participant that are clear of all liens, claims, encumbrances, pledges or security interests that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Award will be exercised or settled;
(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e) by any combination of the foregoing; or
(f) by any other method of payment as is permitted by applicable law.
The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, that such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.
12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
No Non-Employee Director may receive Awards under the Plan with an aggregate grant date fair value that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as a Non-Employee Director. Grant date fair value for purposes of Awards to Non-Employee Directors under the Plan will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of such Option or SARs for reporting purposes and (b) for all other Awards, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.
12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined by the Committee. Such Awards will be issued under the Plan. An election under this Section 12.3 will be filed with the Company on the form prescribed by the Company.
13. WITHHOLDING TAXES.
13.1. Withholding Generally. Prior to any relevant taxable or tax withholding events in connection with the Awards under this Plan, the Company, the Parent, Subsidiary or Affiliate, as applicable employing the Participant, may require the Participant to pay or make adequate arrangements satisfactory to the Company with respect to any or all applicable U.S. federal, state, local and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”) prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Obligations. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld.
13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, may, in its sole discretion and pursuant to such procedures as it may specify from time to time, require or permit a Participant to satisfy withholding obligations for Tax-Related Obligations or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Obligations to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the Tax-Related Obligations to be withheld, or (iv) withholding from proceeds of the sale of Shares issued pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, provided that, in all instances, the satisfaction of the Tax-Related Obligations will not result in any adverse accounting consequence to the Company, as the Committee may determine in its sole discretion. The Company may withhold or account for these Tax-Related Obligations by considering applicable statutory withholding rates or other applicable withholding rates, including maximum rates for the applicable tax jurisdiction to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.
14. TRANSFERABILITY.
14.1. Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and any such sale, pledge, assignment, hypothecation, transfer or disposition shall be void and unenforceable against the Company. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.
15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award and no Participant shall be entitled to receive any amounts in respect of Dividend Equivalent Rights unless and until the Shares subject to the Award are vested. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such

Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to either Unvested Shares or Shares underlying an unvested Award, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares or such unvested Awards become vested Awards, as applicable. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.
15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all written or electronic certificate(s) representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificate(s). Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. With prior stockholder approval, the Committee may, pursuant to an Exchange Program or otherwise, (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards; provided, however, that any such repricing of an Option will only be done to the extent that it can be done without triggering adverse tax consequences pursuant to Code Section 409A.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver written or electronic certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign, national or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21. CORPORATE TRANSACTIONS.
21.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:
(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.
(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).
(d) The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.
(e) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation.
Notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, in the event of a Corporate Transaction in which the acquiring or successor corporation refuses to continue, assume, substitute, replace, or cash out any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award will be accelerated in full (contingent upon the effectiveness of the Corporate Transaction) as of immediately prior to the time of consummation of the Corporate Transaction (or such other time prior to the consummation of the Transaction as the Committee may determine); provided that any Performance Awards shall accelerate as set forth in the Award Agreement or other agreement governing such Performance Awards upon a Corporate Transaction provided that if such agreement(s) are silent on such treatment, the Performance Factors applicable to any Performance Awards will be deemed achieved at actual performance, provided if actual performance is not determinable at the date of such Corporate Transaction, at target performance. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable (as applicable) for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period; provided, however, that any awards that must be settled on a deferred basis to comply with Section 409A of the Code shall be so settled. Awards need not be treated similarly in a Corporate Transaction and treatment may vary from Award to Award and/or from Participant to Participant.
21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be deducted from the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this amended and restated Plan is adopted by the Board.
23. TERM OF PLAN/GOVERNING LAW. This Plan originally became effective on March 22, 2013, the date on which the Registration Statement covering the initial public offering of our Common Stock was declared effective by the U.S. Securities and Exchange Commission. The amendment and restatement of this Plan will become effective on the Effective Date and will be approved by the stockholders of the Company, within twelve (12) months of the Effective Date. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan shall affect any then-outstanding Award unless expressly provided by the Committee; in any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.
25. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.
27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall, subject to applicable law, be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or the Committee or required by law during the term of Participant’s employment or other Service with the Company, or any Parent, Subsidiary or Affiliate that is applicable to executive officers, Employees, Directors or other service providers of the Company, or any Parent, Subsidiary or Affiliate and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards. Further, unless otherwise determined by the Committee, to the extent a Participant receives any amount in excess of the amount that the Participant should otherwise receive under the terms of an Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculation or other administrative error), the Participant shall promptly, upon notice from the Company of the overpayment, be required to repay to the Company any such excess amount.
28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1 “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2. “Award” means any award under the Plan, including any Option, Performance Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.
28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4. “Board” means the Board of Directors of the Company.
28.5. “Cause” means Participant’s (i) willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy (including the Company Code of Conduct); (ii) commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (iv) misappropriation of a business opportunity of the Company; (v) provision of material aid to a competitor of the Company; (vi) willful breach of any of his or her obligations under any written agreement or covenant with the Company; or (vii) failure to cooperate with an internal investigation or an investigation by regulatory or law enforcement authorities after being instructed by the Company to cooperate. The determination as to whether a Participant’s Service is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a

Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 27.5.
28.6. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.7. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.8. “Company” means Marin Software Incorporated, or any successor corporation.
28.9. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.10. “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (iv), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
28.11. “Director” means a member of the Board.
28.12. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.13 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.14. “Effective Date” means the day the amended and restated Plan is approved by the Board, provided that the Company’s stockholders must approve the amended and restated Plan within twelve (12) months of the Effective Date and provided further that no shares may be issued under the amended and restated Plan and no Awards may be granted under the amended and restated Plan unless and until such stockholder approval is timely obtained.
28.15. “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. For the avoidance of doubt, neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company and the definition of “Employee” herein shall no include Non-Employee Directors.
28.16. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.17. “Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the Exercise Price of an outstanding Award is increased or reduced.
28.18. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.19. “Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a) if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee may determine;
(b) if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c) if none of the foregoing is applicable, by the Board or the Committee in good faith in a manner intended to satisfy the requirements of Code Section 409A or Code Section 422, if applicable.
28.20. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.
28.21. “IRS” means the United States Internal Revenue Service.
28.22. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
28.23. “Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12.
28.24.  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.25. “Participant” means a person who holds an Award under this Plan.
28.26. “Performance Award” means an award covering cash, Shares or other property granted pursuant to Section 10 or Section 12 of the Plan.
28.27. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Profit Before Tax;
(b)	Billings;
(c)	Revenue;
(d)	Net revenue;
(e)	Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);
(f)	Operating income;
(g)	Operating margin;
(h)	Operating profit;
(i)	Controllable operating profit, or net operating profit;
(j)	Net Profit;
(k)	Gross margin;
(l)	Operating expenses or operating expenses as a percentage of revenue;
(m)	Net income;
(n)	Earnings per share;
(o)	Total stockholder return;
(p)	Market share;
(q)	Return on assets or net assets;
(r)	The Company’s stock price;
(s)	Growth in stockholder value relative to a pre-determined index;
(t)	Return on equity;
(u)	Return on invested capital;
(v)	Cash Flow (including free cash flow or operating cash flows)
(w)	Cash conversion cycle;
(x)	Economic value added;
(y)	Individual confidential business objectives;
(z)	Contract awards or backlog;
(aa)	Overhead or other expense reduction;
(bb)	Credit rating;
(cc)	Strategic plan development and implementation;
(dd)	Succession plan development and implementation;
(ee)	Improvement in workforce diversity;
(ff)	Customer indicators;
(gg)	New product invention or innovation;
(hh)	Attainment of research and development milestones;
(ii)	Improvements in productivity;
(jj)	Bookings;
(kk)	Attainment of objective operating goals and employee metrics;
(ll)	sales;
(mm)	expenses;
(nn)	balance of cash, cash equivalents, and marketable securities;
(oo)	completion of an identified special project;
(pp)	completion of a joint venture or other corporate transaction;
(qq)	employee satisfaction and/or retention;
(rr)	research and development expenses;
(ss)	working capital targets and changes in working capital; and
(tt)	Any other metric that is capable of measurement as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as, but not limited to, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.28. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
28.29. “Performance Share” means an Award granted pursuant to Section 10 of the Plan consisting of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
28.30 “Performance Unit” means an Award granted pursuant to Section 10 of the Plan, consisting of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
28.31. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
28.32. “Plan” means this Marin Software Incorporated 2013 Equity Incentive Plan, as amended and restated, as it may be further amended from time to time.
28.33. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.34. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
28.35. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
28.36. “SEC” means the United States Securities and Exchange Commission.
28.37. “Securities Act” means the United States Securities Act of 1933, as amended.
28.38. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Services to the Company throughout the leave on the same terms as he or she was providing Services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.
28.39. “Shares” means shares of the common stock of the Company and the common stock of any successor entity.
28.40. “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
28.41. “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.
28.42. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.43. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.44. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Appendix B
Amended and Restated 2013 Employee Stock Purchase Plan

MARIN SOFTWARE INCORPORATED
AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated on March 24, 2023)
1. PURPOSE. Marin Software Incorporated adopted the Plan effective as of the date of the IPO. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2. ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase shares of the Common Stock under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options that are not intended to meet Section 423 requirements, provided, if necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.
Subject to Section 14, a total of 431,554 shares of Common Stock are reserved for issuance under this Plan. The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14.
3. ADMINISTRATION.
(a) The Plan will be administered by the Committee, or by the Committee's delegate(s), as permitted by applicable law and provided herein. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee or its delegate(s) and its decisions shall be final and binding upon all Participants. The Committee or its delegate(s) will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options which are not intended to meet the Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee or its delegate(s) will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical. The Committee may establish rules that will apply to Participants who transfer employment between the Company and Participating Corporations or between Participating Corporations, in accordance with the requirements under Section 423 of the Code to the extent applicable.
(b) The Committee may adopt such rules, procedures, and subplans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the U.S., the terms of which subplans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 2 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided that unless otherwise superseded by the terms of such subplan, the provisions of this Plan will govern the operation of such subplan. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the U.S., handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.
4. ELIGIBILITY.
(a) Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):
(i) employees who are customarily employed for twenty (20) hours or less per week;
(ii) employees who are customarily employed for five (5) months or less in a calendar year;
(iii) (A) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of section 414(q) of the Code) or (B) any employees who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;
(iv)  employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee (not to exceed two years);
(v)  employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7710(b)(1)(A) of the Code)) if either (A) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee or (B) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;
(vi) individuals who provide services to the Company or any of its Participating Corporations who are reclassified as common law employees for any reason except for federal income and employment tax purposes; and
(vii)  employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code).
The foregoing notwithstanding, an individual shall not be eligible (i) if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, (ii) if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or (iii) if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.
(b) No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or any Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or any Subsidiary shall be granted an option to purchase Common Stock under the Plan.
5. OFFERING DATES.
(a) Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan.
(b) Until otherwise determined by the Board or Committee, six-month Offering Periods shall commence on each May 15 and November 15, with each such Offering Period consisting of a single six-month Purchase

Period, except as otherwise provided in an applicable sub-plan, or on such other dates as determined by the Committee. The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date.
6. PARTICIPATION IN THIS PLAN.
(a) Any employee who is an eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.
(b) A Participant may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.
(c) Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.
7. GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date (but in no event less than the par value of a share of the Common Stock); provided, however, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.
8. PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a) The Fair Market Value on the Offering Date; or
(b) The Fair Market Value on the Purchase Date.
9. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTION CHANGES; SHARE ISSUANCES.
(a) The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that contributions may be made in another form due to local legal requirements. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than ten percent (10%) or such lower limit set by the Committee. “Compensation” shall mean base salary (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation shall mean all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Payroll deductions shall commence on the first payday following the last Purchase Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.
(b) A Participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made once during an Offering Period or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee. A Participant may not increase his or her rate of payroll deductions during an Offering Period, for such ongoing Offering Period.
(c) A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below. A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.
(d) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such payroll deductions. No interest accrues on the payroll deductions, except to the extent required due to local legal requirements. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent necessary to comply with local legal requirements outside the United States.
(e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.
(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.
(g) During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(h) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
10. LIMITATIONS ON SHARES TO BE PURCHASED.
(a) Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:
(i) In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).
(ii) In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.
For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
(b) In no event shall a Participant be permitted to purchase more than 2,500 shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.
(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.
(d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).
11. WITHDRAWAL.
(a) Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12. TERMINATION OF EMPLOYMENT. If a Participant ceases to provide services for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, his or her participation in this Plan will terminate as of the date of such cessation of service. In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have ceased providing services or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company or as so provided pursuant to a formal policy adopted from time to time; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local employment law.
13. RETURN OF PAYROLL DEDUCTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).
14. CAPITAL CHANGES. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.
15. NONASSIGNABILITY. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
16. USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, Participants will only have the rights of an unsecured creditor. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof, and the remaining cash balance, if any, refunded, as determined by the Committee.
17. NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.
19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with Code Section 423 requirements). This Section 19 shall take precedence over all other provisions in this Plan.
20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. TERM; STOCKHOLDER APPROVAL. This Plan originally became effective on March 22, 2013, the date on which the Registration Statement covering the initial public offering of our Common Stock was declared effective by the U.S. Securities and Exchange Commission. The amendment and restatement of this Plan will become effective on the Effective Date. The amended and restated Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the Effective Date. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their contributions without interest, unless payment of interest is required under local laws). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth (10th) anniversary of the Effective Date under the Plan.
22. DESIGNATION OF BENEFICIARY.
(a) Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.
(b) Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.
24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
25. AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.
26. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.
27. CODE SECTION 409A ; TAX QUALIFICATION.
(a) Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
28. DEFINITIONS.
(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
(b) “Board” shall mean the Board of Directors of the Company.
(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(d) “Committee” shall mean the Compensation Committee of the Board that consists exclusively or one or more members of the Board appointed by the Board.
(e) “Common Stock” shall mean the common stock of the Company.
(f) “Company” shall mean Marin Software Incorporated.
(g) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
(h) “Effective Date” shall mean the date on which this amendment and restatement is approved by the Board.
(i) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
(j) “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:
(1) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(3) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(4) if none of the foregoing is applicable, by the Board or the Committee in good faith.
(k) “Notice Period” shall mean within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.

(l) “Offering Date” shall mean the first business day of each Offering Period.
(m) “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).
(n) “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.
(o) “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).
(p) “Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan, provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.
(q) “Plan” shall mean this Marin Software Incorporated 2013 Employee Stock Purchase Plan.
(r) “Purchase Date” shall mean the last business day of each Purchase Period.
(s) “Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).
(t) “Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.
(u) “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

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The Board of Directors recommends you vote FOR the Class I directors:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01) Gordon Crovitz 02) Daina Middleton

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To approve the Amended and Restated 2013 Equity Incentive Plan.	☐	☐	☐
3. To approve the Amended and Restated 2013 Employee Stock Purchase Plan.	☐	☐	☐
4. Advisory vote to approve 2022 named executive officer compensation.	☐	☐	☐
5. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000595608_1 R1.0.0.6

MARIN SOFTWARE INCORPORATED
Annual Meeting of Stockholders
May 18, 2023 9:30 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Lien and Robert Bertz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of MARIN SOFTWARE INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on May 18, 2023 virtually via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MRIN2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000595608_2 R1.0.0.6